Exhibit 10.27

INTERCREDITOR AGREEMENT

INTERCREDITOR AGREEMENT (as amended, restated, supplemented or modified from time to time, and together with each Intercreditor Agreement Joinder, this “Agreement”) dated as of May 13, 2010, by and among the First Lien Agent (as defined below), Wilmington Trust FSB, in its capacity as Trustee and as Second Lien Agent (each as defined below) and each other First Lien Series Representative and Second Lien Series Representative (each as defined below) that becomes a party to this Agreement pursuant to an Intercreditor Agreement Joinder.

RECITALS:

WHEREAS, Oncure Medical Corp., a Delaware corporation (“Oncure”), the other borrowers named therein (together with their successors and assigns, including any receiver, trustee or debtor-in-possession, a “Borrower,” and collectively, the “Borrowers”), OnCure Holdings, Inc., a Delaware corporation (together with its successors and assigns, including any receiver, trustee or debtor-in-possession, “Holdings”), the other Loan Parties (as defined therein), the Lenders (as defined therein) and General Electric Capital Corporation, as agent, are parties to a Credit Agreement dated as of May 13, 2010 (as amended, restated, supplemented or otherwise modified from time to time, the “Initial First Lien Loan Agreement”), pursuant to which such Lenders and L/C Issuer (as defined therein) have made and will from time to time make loans and provide other financial accommodations to the Borrowers;

WHEREAS, Holdings, certain of its subsidiaries, and Wilmington Trust FSB (together with any successor trustee thereunder, the “Trustee”), as trustee for the Holders (as defined in the Indenture) (together with their successors and assigns, the “Note Holders”) are parties to an indenture, dated as of May 13, 2010 (as amended, restated, supplemented or otherwise modified from time to time, as more specifically defined below, the “Indenture”), pursuant to which Holdings will issue, and each of the other Obligors (as hereinafter defined) will guarantee, $210,000,000 in aggregate original principal amount of Holdings’ 11¾% senior secured notes to the Note Holders;

WHEREAS, Holdings, the Borrowers and the other Obligors (as defined below) have granted to the First Lien Agent, for the benefit of the First Lien Creditors (as defined below), a Lien (as defined below) on substantially all of their assets and properties, all as more particularly described in the First Lien Documents (as defined below);

WHEREAS, Holdings, the Borrowers and the other Obligors have granted to the Second Lien Agent, for the benefit of the Second Lien Creditors (as defined below), a Lien on substantially all of their assets and properties, all as more particularly described in the Second Lien Documents (as defined below);

WHEREAS, the Second Lien Agent, on behalf of the Second Lien Creditors, and the First Lien Agent, on behalf of the First Lien Creditors, wish to set forth their agreement as to certain of their respective rights and obligations with respect to the assets and properties of Holdings, the Borrowers and the other Obligors and their understanding relative to their respective positions in certain assets and properties of Holdings, the Borrowers and the other Obligors; and

WHEREAS, the parties hereto desire to provide that certain future Secured Creditors of Holdings, the Borrowers and any other Obligors may become party to, and have their respective Liens governed by, the provisions of this Agreement in accordance with all applicable Documents, subject to the terms and provisions hereof.

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:

Section 1.               Definitions.

1.1           General Terms.  As used in this Agreement, the following terms shall have the respective meanings indicated below, such meanings to be applicable equally to both the singular and the plural forms of the terms defined:

“Additional Secured Obligations” has the meaning set forth in Section 2.14.

“Agent” means the First Lien Agent or the Second Lien Agent, as applicable.

“Agent’s Notice” shall have the meaning set forth in Section 5.1.

“Agreement” shall have the meaning set forth in the preamble hereof.

“Bankruptcy Code” means the provisions of Title 11 of the United States Code, 11 U.S.C. §§101 et seq.

“Bankruptcy Law” means the Bankruptcy Code and any other federal, state or foreign bankruptcy, insolvency, receivership or similar law.

“Borrower” and “Borrowers” shall have the meaning set forth in the recitals hereof.

“Business Day” means any day of the year that is not a Saturday, a Sunday or a day on which banks are required or authorized to close in Irvine, California, Englewood, Colorado or New York City.

“Class” means (i) in the case Second Lien Obligations, all Series of Second Lien Obligations, taken together, and (ii) in the case of First Lien Obligations, all Series of First Lien Obligations, taken together.

“Collateral” means all assets and properties of any kind whatsoever, real or personal, tangible or intangible and wherever located, of any Obligor, whether now owned or hereafter acquired, upon which a Lien (including, without limitation, any Liens granted in any Insolvency Proceeding) is now or hereafter granted or purported to be granted by such Obligor in favor of a Secured Creditor, as security for all or any part of the Obligations.

“Credit Facilities” means (i)  any credit facility established under the First Lien Loan Agreement and (ii) any other debt facilities or commercial paper facilities permitted to be established pursuant to the Documents and this Agreement, in each case, with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing

(including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced (whether upon or after termination or otherwise) or Refinanced (including by means of sales of debt securities to institutional investors) in whole or in part from time to time.

“Debt Action” means (a) the filing of a lawsuit by any Secured Creditor solely to collect the Obligations owed to such Secured Creditor and not to exercise their secured creditor remedies in respect of the Collateral (it being understood and agreed that the taking of any action to enforce or execute a judgment on Collateral through attachment, levy, garnishment or similar action is an Enforcement Action and not a Debt Action), (b) the demand by any Secured Creditor for accelerated payment of any and all of the Obligations owed to such Secured Creditor, (c) the filing of any notice of claim and the voting of any such claim in any Insolvency Proceeding to the extent consistent with the terms of this Agreement involving an Obligor, (d) the filing of any motion in any Insolvency Proceeding permitted under Section 6 or (e) the filing of any defensive pleading in any Insolvency Proceeding consistent with the terms of this Agreement.

“Designated Permitted Second Lien Disposition” shall have the meaning set forth in Section 2.10(a).

“DIP Financing” shall have the meaning set forth in Section 6.2.

“DIP Liens shall have the meaning set forth in Section 6.2.

“Disposition” means any sale, lease, exchange, transfer or other disposition, and “Dispose” and “Disposed of” shall have correlative meanings.

“Distribution” means, with respect to any indebtedness or obligation, (a) any payment or distribution by any Person of cash, securities or other property, by setoff or otherwise, on account of such indebtedness or obligation or (b) any redemption, purchase or other acquisition of such indebtedness or obligation by any Person.

“Documents” means the First Lien Documents and the Second Lien Documents, or any of them.

“Enforcement Action” means (a) any action by any Secured Creditor to foreclose on the Lien of such Person in any Collateral, (b) any action by any Secured Creditor to take possession of, or sell or otherwise realize upon, or to exercise any other rights or remedies with respect to, any Collateral, including any Disposition after the occurrence of an Event of Default of any Collateral by an Obligor with the consent of, or at the direction of, a Secured Creditor, (c) the taking of any other actions by a Secured Creditor against any Collateral, including the taking of control or possession of, or the exercise of any right of setoff with respect to, any Collateral and/or (d) the commencement by any Secured Creditor of any legal proceedings or actions against or with respect to any Obligor or any of such Obligor’s property or assets or any Collateral to facilitate any of the actions described in clauses (a), (b) and (c) above, including the commencement of any Insolvency Proceeding; provided that this definition shall not include any Debt Action.

“Event of Default” means each “Event of Default” or similar term, as such term is defined in any First Lien Document or any Second Lien Document.

“Excluded First Lien Obligations” means, collectively at any time of calculation, (a) the aggregate outstanding principal amount of First Lien Obligations and outstanding amount of First Lien Letter of Credit Obligations that exceed the Maximum First Lien Principal Amount at such time and (b) any interest and letter of credit fees payable on account of the excess amounts described in clause (a).

“Excluded Second Lien Obligations” means, collectively at any time of calculation, (a) the aggregate outstanding principal amount of Second Lien Obligations that exceed the Maximum Second Lien Principal Amount at such time and (b) any interest payable on account of the excess amounts described in clause (a).

“Final Order” means an order of the Bankruptcy Court or any other court of competent jurisdiction as to which the time to appeal, petition for certiorari, or move for reargument or rehearing has expired and as to which no appeal, petition for certiorari, or other proceedings for reargument or rehearing shall then be pending or as to which any right to appeal, petition for certiorari, reargue, or rehear shall have been waived in writing in form and substance satisfactory to the First Lien Agent, or, in the event that an appeal, writ of certiorari, or reargument or rehearing thereof has been filed or sought, such order of the Bankruptcy Court or other court of competent jurisdiction shall have been affirmed by the highest court to which such order was appealed, or from which certiorari, reargument or rehearing was sought, and the time to take any further appeal, petition for certiorari or move for reargument or rehearing shall have expired; provided that the possibility that a motion under Rule 59 or Rule 60 of the Federal Rules of Civil Procedure or any analogous rule under the Federal Rules of Bankruptcy Procedure or applicable state court rules of civil procedure, may be filed with respect to such order shall not cause such order not to be a Final Order.

“First Lien” means any Lien granted pursuant to any First Lien Document to any First Lien Series Representative, at any time, upon any property of any Obligor to secure First Lien Obligations.

“First Lien Agent” means General Electric Capital Corporation in its capacity as collateral agent for the First Lien Creditors under the First Lien Loan Agreement and related First Lien Documents, and its successors and assigns in such capacity (including one or more other agents or similar contractual representatives for one or more lenders that at any time succeeds to or refinances, replaces or substitutes for any or all of the related First Lien Obligations at any time and from time to time) and any other Person designated as a collateral agent with respect to any other Series of First Lien Obligations; provided that, until the First Lien Obligations arising under or in connection with the First Lien Loan Agreement have been Paid in Full, General Electric Capital Corporation and its successors, each in its capacity as collateral agent under the First Lien Loan Agreement and related First Lien Documents shall be the sole authorized Person to act as the First Lien Agent with respect to the First Lien Obligations under the First Lien Loan Agreement and each other Series of First Lien Obligations unless otherwise determined by the then First Lien Agent and the Requisite First Lien Creditors at the time such other Series of First Lien Obligations are incurred (such determination to be evidenced in the

Intercreditor Agreement Joinder executed and delivered in connection with the issuance of such Series of First Lien Obligations).  When the First Lien Obligations under the First Lien Loan Agreement have been Paid in Full, the First Lien Agent shall be the First Lien Series Representative with respect to any other Series of First Lien Obligations or, if there is more than one such First Lien Series Representative, the First Lien Agent shall be any such First Lien Series Representative that is designated by the Requisite First Lien Creditors as the First Lien Agent by written notice to the Second Lien Agent and Borrowers in accordance with this Agreement.  At no time shall there be more than one First Lien Agent.

“First Lien Avoidance” shall have the meaning set forth in Section 6.4.

“First Lien Creditors” means the First Lien Agent, each other First Lien Series Representative, the First Lien Lenders and the other Persons from time to time holding First Lien Obligations.

“First Lien Deficiency” means any portion of the First Lien Obligations consisting of an allowed unsecured claim under Section 506(a) of the Bankruptcy Code (or any similar provision under any other Bankruptcy Law) as determined by a Final Order.

“First Lien Documents” means (a) the First Lien Loan Agreement, all Loan Documents (as such term is defined in the First Lien Loan Agreement) and all other agreements, documents and instruments at any time executed and/or delivered by any Obligor or any other Person with, to or in favor of the First Lien Agent or any First Lien Creditor in connection therewith or related thereto, and (b) the agreements, documents and instruments evidencing or related to any other Credit Facility pursuant to which any First Lien Obligations are incurred, in each case (each of clauses (a) and (b)), including such documents evidencing successive Refinancings of the related First Lien Obligations, in each case, as amended, amended and restated, supplemented, modified, replaced, substituted or renewed from time to time.

“First Lien Lenders” shall mean all Lenders and L/C Issuer (each as defined in First Lien Loan Agreement), and other Persons from time to time a party to First Lien Documents as lenders or issuers of letters of credit.

“First Lien Letter of Credit Obligations” means all outstanding obligations incurred by or owing to the First Lien Creditors, whether direct or indirect, contingent or otherwise, due or not due, in connection with the issuance of letters of credit by a First Lien Creditor or another issuer pursuant to the First Lien Documents or the purchase of a participation with respect to any letter of credit, including any unpaid reimbursement obligations in respect thereof.  The amount of such First Lien Letter of Credit Obligations shall equal the maximum amount that may be payable at such time or at any time thereafter by or to the First Lien Creditors thereupon or pursuant thereto.

“First Lien Loan Agreement” means (a) the Initial First Lien Loan Agreement and (b) each loan or credit agreement evidencing any initial or subsequent replacement, substitution, renewal, or Refinancing of the Obligations under the Initial First Lien Loan Agreement, in each case as the same may from time to time be amended, restated, supplemented, modified, replaced, substituted, renewed or Refinanced.

“First Lien Loans” means any loans or advances outstanding under the First Lien Documents.

“First Lien Obligations” means (a) all obligations, liabilities and indebtedness of every kind, nature and description owing by one or more of the Obligors to one or more of the First Lien Creditors evidenced by or arising under one or more of the First Lien Loan Agreement or First Lien Documents relating thereto (including any First Lien Loans, First Lien Letter of Credit Obligations and Hedging Obligations thereunder), and (b) all obligations, liabilities and indebtedness of every kind, nature and description owing by one or more of the Obligors to one or more of the First Lien Creditors arising under any other Credit Facility that is secured equally and ratably with the First Lien Loan Agreement by a First Lien that was permitted to be incurred and so secured pursuant to Section 2.14, in each case (in the case of clauses (a) and (b)), whether direct or indirect, absolute or contingent, joint or several, due or not due, primary or secondary, liquidated or unliquidated, including principal, interest, charges, fees, costs, indemnities and reasonable expenses, however evidenced, and whether as principal, surety, endorser, guarantor or otherwise, whether now existing or hereafter arising, whether arising before, during or after the initial or any renewal term of the First Lien Loan Agreement or other Series of First Lien Obligations and whether arising before, during or after the commencement of any Insolvency Proceeding with respect to one or more of the Obligors (and including the payment of any principal, interest, fees, cost, expenses and other amounts (including default rate interest) which would accrue and become due but for the commencement of such Insolvency Proceeding whether or not such amounts are allowed or allowable in whole or in part in any such Insolvency Proceeding).  As used in this Agreement, the phrase “outstanding principal amount of First Lien Obligations” or words of like import means the principal amount of First Lien Loans and does not include commitments to make First Lien Loans.

“First Lien Secured Claims” means any portion of the First Lien Obligations not constituting a First Lien Deficiency.

“First Lien Series Representative” means (a) in the case of the First Lien Loan Agreement, the First Lien Agent; and (b) in the case of any other Series of First Lien Obligations, the trustee, agent or representative of the holders of such Series of First Lien Obligations who either maintains the transfer register for such Series of First Lien Obligations and or is appointed as a representative of the First Lien Obligations (for purposes related to the administration of the applicable First Lien Documents) pursuant to a credit agreement or other agreement governing such Series of First Lien Obligations, and who has executed an Intercreditor Agreement Joinder.

“First Lien Termination Date” means the date on which all First Lien Obligations have been Paid in Full.

“Hedging Obligations” means all obligations of any Obligor under and in respect of any Secured Hedging Agreement (or any similar or equivalent term) under and as defined in the First Lien Loan Agreement or other Credit Facility.

“Holdings” has the meaning set forth in the recitals hereof.

“Indebtedness” means and includes all obligations that constitute “Indebtedness” as defined in the Indenture as in effect on the date of this Agreement, it being understood and agreed that the term “Indebtedness” and calculations of the amount of Indebtedness or amount of Indebtedness that may be incurred shall not include unused commitments to provide Indebtedness.

“Indenture” has the meaning set forth in the recitals hereto and shall include each note or indenture evidencing any replacement, substitution, renewal, or Refinancing of the Second Lien Obligations under the Indenture.

“Initial First Lien Loan Agreement” shall have the meaning set forth in the recitals hereto.

“Insolvency Proceeding” means, as to any Obligor, any of the following:  (a) any case or proceeding with respect to such Person under the Bankruptcy Code or any other federal or state bankruptcy, insolvency, reorganization or other law affecting creditors’ rights or any other or similar proceedings seeking any stay, reorganization, arrangement, composition or readjustment of the obligations and indebtedness of such Obligor, (b) any proceeding seeking the appointment of any trustee, receiver, liquidator, custodian or other insolvency official with similar powers with respect to such Obligor or any of its assets, (c) any proceeding for liquidation, dissolution or other winding up of the business of such Obligor or (d) any assignment for the benefit of creditors or any marshalling of assets of such Obligor.

“Intercreditor Agreement Joinder” means an agreement substantially in the form of Exhibit A or with such changes thereto as may be required by the Agent for the Additional Secured Obligations to which such agreement relates.

“Junior Adequate Protection Liens” shall have the meaning set forth in Section 6.2(b).

“Lien” means any mortgage, deed of trust, pledge, hypothecation, assignment, charge, deposit arrangement, encumbrance, easement, lien (statutory or otherwise), security interest or other security arrangement and any other preference, priority or preferential arrangement of any kind or nature whatsoever, including any conditional sale contract or other title retention arrangement, the interest of a lessor under a capital lease and any synthetic or other financing lease having substantially the same economic effect as any of the foregoing.

“Maximum First Lien Principal Amount” means, as of any date of determination, an amount equal to (a) the amount of Indebtedness that can be incurred by the Borrowers at such time within the limits of clause “(1)” of the definition of “Permitted Debt” (under and as such term is defined in the Indenture as of the date hereof or as amended with the written consent of the Requisite First Lien Creditors); provided that, in calculating such amount, any Indebtedness not constituting First Lien Obligations shall be excluded, plus (b) $5,000,000 plus (c) solely as a component of a DIP Financing, $10,000,000, plus (d) Hedging Obligations, cash management, interest, fees, costs, expenses, indemnities and other amounts payable pursuant to the terms of the First Lien Documents (other than Excluded First Lien Obligations), whether or not the same are added to the principal amount of the First Lien Obligations and including the same as would accrue and become due but for the commencement of an Insolvency Proceeding, whether or not such amounts are allowed or allowable in whole or in part in any such Insolvency Proceeding.  Each advance of a loan and each issuance of a letter of credit under the First Lien Documents shall be deemed to be within the limits of clause (a) of this definition if the First Lien Series Representative with respect to such First Lien Documents receives a borrowing request or letter of credit request with respect to such loan or letter of credit containing a certification from an Obligor that, after giving effect to such loan or letter of credit, the aggregate outstanding principal amount of the First Lien Obligations and First Lien Letter of Credit Obligations does not exceed the limits of such clause (a) (or words of like import) and such First Lien Series Representative and First Lien Agent shall be conclusively entitled to rely on such certification.

“Maximum Second Lien Principal Amount” means as of any date of determination, an amount equal to (a) $210,000,000 minus (b) the sum of all principal payments of term loans constituting Second Lien Obligations (including voluntary and mandatory prepayments) after the date hereof, plus (c) interest, fees, costs, expenses, indemnities and other amounts payable pursuant to the terms of the Second Lien Documents (other than Excluded Second Lien Obligations), whether or not the same are added to the principal amount of the Second Lien Obligations and including the same as would accrue and become due but for the commencement of an Insolvency Proceeding, whether or not such amounts are allowed or allowable in whole or in part in any such Insolvency Proceeding); provided that, the Maximum Second Lien Principal Amount may be increased with the prior written consent of First Lien Agent.

“New First Lien Agent” shall have the meaning set forth in Section 4.5(a).

“New First Lien Documents” shall have the meaning set forth in Section 4.5(a).

“New First Lien Obligations” shall have the meaning set forth in Section 4.5(a).

“New Second Lien Agent” shall have the meaning set forth in Section 4.5(b).

“New Second Lien Documents” shall have the meaning set forth in Section 4.5(b).

“New Second Lien Obligations” shall have the meaning set forth in Section 4.5(b).

“Notes” shall mean Holdings’ 11¾% senior secured promissory notes due May 15, 2017, issued pursuant to the Indenture in the original aggregate principal amount of $210,000,000, together with all amendments, modifications, replacements and substitutions thereof made or issued in accordance with the Indenture.

“Note Holders” shall have the meaning set forth in the recitals hereto and shall include all “Holders” (as such term is defined in the Indenture as in effect on the date hereof) of the Notes from time to time issued under the Indenture.

“Obligations” means the First Lien Obligations and the Second Lien Obligations, or any of them.

“Obligor” means Holdings, each Borrower and each other Person liable on or in respect of the Obligations or that has granted a Lien on any property or assets as Collateral, together with such Person’s successors and assigns, including a receiver, trustee or debtor-in-possession on behalf of such Person.

“Paid in Full” or “Payment in Full” means, with respect to any Obligations, that:  (a) all of such Obligations (other than contingent indemnification obligations for which no underlying claim has been asserted) have been indefeasibly paid, performed or discharged in full (with all such Obligations consisting of monetary or payment obligations having been paid in full in cash), (b) no Person has any further right to obtain any loans, letters of credit, bankers’ acceptances, or other extensions of credit under the documents relating to such Obligations and (c) any and all letters of credit, bankers’ acceptances or similar instruments issued under such documents have been cancelled and returned (or backed by stand-by guarantees or cash collateralized) in accordance with the terms of such documents.

“Permitted Collateral Sale” means any Disposition of Collateral so long as such Disposition is permitted under the First Lien Loan Agreement and Indenture as in effect on the date hereof.  The term Permitted Collateral Sale shall not include any Disposition occurring or effected under any circumstance or condition described in the definition of “Release Event.”

“Permitted Second Lien Disposition” shall mean a Disposition (excluding any collection of any Collateral consisting of an obligation) of any Collateral in connection with an Enforcement Action by any Second Lien Creditors after the expiration of the Standstill Period and subject to the terms of Section 3.1 of this Agreement which Disposition is commercially reasonable in all respects and undertaken on an arm’s length basis.

“Person” means an individual, partnership, corporation (including a business trust and a public benefit corporation), joint stock company, estate, association, firm, enterprise, trust, limited liability company, unincorporated association, joint venture, governmental authority or any other entity or regulatory body.

“Purchase Notice” shall have the meaning set forth in Section 5.1.

“Purchase Option Event” shall have the meaning set forth in Section 5.1.

“Purchase Option Period” shall have the meaning set forth in Section 5.1.

“Refinance”, “Refinancings” and “Refinanced” means, in respect of any Obligations, to issue other indebtedness in exchange or replacement for such Obligations, in whole or in part.

“Release Documents” shall have the meaning set forth in Section 2.5.

“Release Event” means the taking of any Enforcement Action by the First Lien Creditors against all or any portion of the Collateral (including a Disposition conducted by any Obligor with the consent of the First Lien Agent) or, after the occurrence and during the continuance of an Insolvency Proceeding by or against any Obligor, the entry of an order of the Bankruptcy Court pursuant to Section 363 of the Bankruptcy Code authorizing the sale of all or any portion of the Collateral.

“Requisite First Lien Creditors” means (a) the “Required Lenders” as defined in the First Lien Loan Agreement (or similar term in any subsequent First Lien Loan Agreement) and (b) the holders of more than 50% of the sum of: (i) the aggregate outstanding principal amount of First Lien Obligations (other than First Lien Obligations outstanding under the First Lien Loan Agreement referred to in clause (a) above) (including outstanding letters of credit whether or not then available or drawn); and (ii) the aggregate unfunded commitments to extend credit which, when funded, would constitute First Lien Obligations (other than First Lien Obligations outstanding under the First Lien Loan Agreement referred to in clause (a) above).

“Requisite Second Lien Creditors” means (a) Note Holders holding the percentage of the outstanding Notes required to take such action in accordance with the terms of the Indenture and (b) holders of each other Series of Second Lien Obligations holding the percentage of the outstanding Second Lien Obligations of such Series of Second Lien Obligations required to take such action in accordance with the Second Lien Documents creating such Series of Second Lien Obligations.

“Second Lien” means any Lien granted pursuant to any Second Lien Document to any Second Lien Agent, at any time, upon any property of any Obligor to secure Second Lien Obligations.

“Second Lien Acceleration” means an acceleration of the Second Lien Obligations following a default or event of default under the Second Lien Documents.

“Second Lien Acceleration Notice” means with respect to any Second Lien Acceleration, a written notice from the Second Lien Agent to the First Lien Agent, with a copy to the Obligors, indicating that such Second Lien Acceleration has occurred, describing the related default or event of default in reasonable detail.

“Second Lien Agent” means Wilmington Trust FSB in its capacity as collateral agent under the Second Lien Documents, together with its successors thereunder and any other Person designated as a collateral agent with respect to any other Series of Second Lien Obligations; provided that, until such time that the Second Lien Obligations under the Indenture and the Notes have been discharged or Paid in Full, the Second Lien Agent and its successors as collateral agent under the Indenture shall be the sole authorized Person to act as the Second Lien Agent with respect to the Second Lien Obligations.  When the Second Lien Obligations under the Indenture and the Notes are discharged or Paid in Full, the Second Lien Agent shall be the Second Lien Series Representative with respect to any other Series of Second Lien Obligations or, if there is more than one such Second Lien Series Representative, the Second Lien Agent shall be any such Second Lien Series Representative that is designated by the Requisite Second Lien Creditors (without giving effect to clause (a) of such definition) as the Second Lien Agent by written notice to the First Lien Agent and Borrowers in accordance with this Agreement.  At no time shall there be more than one Second Lien Agent.

“Second Lien Bankruptcy Payments” has the meaning set forth in Section 6.2(b).

“Second Lien Creditors” means the Second Lien Agent, the Trustee, each other Second Lien Series Representative, the Note Holders and each other Person to whom Second Lien Obligations are owed.

“Second Lien Deficiency” means any portion of the Second Lien Obligations consisting of an allowed unsecured claim under Section 506(a) of the Bankruptcy Code (or any similar provision under any other Bankruptcy Law) as determined by a Final Order.

“Second Lien Disposition Notice” shall have the meaning set forth in Section 2.10(a).

“Second Lien Documents” means (a) the Indenture and Notes and all other agreements, documents and instruments at any time executed and/or delivered by any Obligor or any other Person with, to or in favor of the Second Lien Agent or any Second Lien Creditor in connection therewith or related thereto, and (b) the agreements, documents and instruments evidencing or related to any other Series of Second Lien Obligations, in each case (each of clauses (a) and (b)), including such documents evidencing successive Refinancings of the related Second Lien Obligations, in each case, as amended, amended and restated, supplemented, modified, replaced, substituted or renewed from time to time.

“Second Lien Loans” means any loans or advances outstanding under the Second Lien Documents.

“Second Lien Obligations” means (a) all obligations, liabilities and indebtedness of every kind, nature and description owing by one or more Obligors to one or more of the Second Lien Creditors evidenced by or arising under the Indenture or Second Lien Documents relating thereto (including the Notes and Second Lien Loans), and (b) all obligations, liabilities and indebtedness of every kind, nature and description owing by one or more Obligors to one or more of the Second Lien Creditors that is secured equally and ratably with the Notes by a Second Lien that was permitted to be incurred and so secured under Section 2.14, in each case (in the case of clauses (a) and (b)), whether direct or indirect, absolute or contingent, joint or several, due or not due, primary or secondary, liquidated or unliquidated, including principal, interest, charges, fees, costs, indemnities and reasonable expenses, however evidenced, whether as principal, surety, endorser, guarantor or otherwise, whether now existing or hereafter arising, whether arising before, during or after the initial or any renewal term of the Indenture and whether arising before, during or after the commencement of any Insolvency Proceeding with respect to any Obligor (and including the payment of interest which would accrue and become due but for the commencement of such Insolvency Proceeding, whether or not such interest is allowed or allowable in whole or in part in any such Insolvency Proceeding).

“Second Lien Series Representative” means: (a) in the case of the Notes, the Trustee; and (b) in the case of any other Series of Second Lien Obligations, the trustee, agent or representative of the holders of such Series of Second Lien Obligations who (x) either (i) maintains the transfer register for such Series of Second Lien Obligations or (ii) is appointed as a Second Lien Series Representative (for purposes related to the administration of the security documents) pursuant to the applicable indenture, credit agreement or other agreement governing such Series of Second Lien Obligations, together with its successors in such capacity and (y) has become a party to this Agreement by executing an Intercreditor Agreement Joinder.

“Second Lien Secured Claims” means any portion of the Second Lien Obligations not constituting a Second Lien Deficiency.

“Secured Claims” means the First Lien Secured Claims and/or the Second Lien Secured Claims as the context may require.

“Secured Creditors” means the First Lien Creditors and the Second Lien Creditors, or any of them.

“Senior Adequate Protection Liens” shall have the meaning set forth in Section 6.2(a).

“Series of First Lien Obligations” means, severally, the Credit Facility established by the First Lien Loan Agreement and each other Credit Facility pursuant to which any Borrower incurs First Lien Obligations.

“Series of Second Lien Obligations” means, severally, the Notes and each other issue or series of Second Lien Obligations issued under a set of Second Lien Documents.

“Series of Secured Obligations” means each Series of First Lien Obligations and each Series of Second Lien Obligations.

“Series Representative” means each First Lien Series Representative and each Second Lien Series Representative.

“Standstill Period” means the period commencing on the date of a Second Lien Acceleration and ending upon the date which is the earlier of (a) 135 days after the First Lien Agent has received a Second Lien Acceleration Notice with respect to such Second Lien Acceleration and (b) the date on which the First Lien Obligations (other than the Excluded First Lien Obligations) have been Paid in Full; provided that in the event that as of any day during such 135 days, no Second Lien Acceleration is continuing, then the Standstill Period shall be deemed not to have commenced.

“Trustee” shall have the meaning set forth in the recitals hereto.

“UCC” means the Uniform Commercial Code of any applicable jurisdiction and, if the applicable jurisdiction shall not have any Uniform Commercial Code, the Uniform Commercial Code as in effect in the State of New York.

“UCC Notice” shall have the meaning set forth in Section 3.1.

1.2           Certain Matters of Construction.  The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement and section references are to this Agreement unless otherwise specified.  For purposes of this Agreement, the following additional rules of construction shall apply:  (a) wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and the plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, the feminine and the neuter, (b) the term “including” shall not be limiting or exclusive, unless specifically indicated to the contrary, (c) all references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations and (d) unless otherwise specified, all references to any instruments or agreements, including references to any of this Agreement and the Documents, shall include any and all modifications or amendments thereto and any and all extensions or renewals thereof, in each case, made in accordance with the terms hereof.  As used in this Agreement, the term “writing” and variations thereof include anything reduced to a tangible form, including a printed or handwritten document, and e-mail, facsimile or other electronic record, and the term “signed” and variations thereof shall include a handwritten signature and facsimile signature.

Section 2.               Security Interests; Priorities.

2.1           Priorities.  Each Secured Creditor hereby acknowledges that other Secured Creditors have been granted Liens upon the Collateral to secure their respective Obligations.  The Liens of the First Lien Agent on the Collateral are and shall be senior and prior in right to the Liens of the Second Lien Agent on the Collateral, and such Liens of the Second Lien Agent on the Collateral are and shall be junior and subordinate to the Liens of the First Lien Agent.  The priorities of the Liens provided in this Section 2.1 shall not be altered or otherwise affected by any amendment, modification, supplement, extension, renewal, restatement, replacement or Refinancing of any of the Obligations, nor by any action or inaction which any of the Secured Creditors may take or fail to take in respect of the Collateral.

2.2           No Alteration of Priority.  The priorities set forth in this Agreement are applicable irrespective of the order or time of attachment, or the order, time or manner of perfection, or the order or time of filing or recordation of any document or instrument, or other method of perfecting a Lien in favor of each Secured Creditor in any Collateral, and notwithstanding any conflicting terms or conditions which may be contained in any of the Documents.

2.3           Perfection; Contesting Liens.  No Secured Creditor shall be responsible for perfecting and maintaining the perfection of any other Secured Creditor’s Lien in the Collateral in which such Secured Creditor has been granted a Lien.  The foregoing provisions of this Agreement are intended solely to govern the respective Lien priorities as among the Secured Creditors and shall not impose on any Secured Creditor any obligations in respect of the Disposition of proceeds of any Collateral that would conflict with prior perfected claims therein in favor of any other Person or any order or decree of any court or governmental authority or any applicable law.  Each Secured Creditor agrees that it will not institute or join in any contest of the validity, perfection, priority or enforceability of the Liens of any other Secured Creditor in the Collateral or the enforceability of the First Lien Obligations or the Second Lien Obligations; provided that nothing in this Agreement shall be construed to prevent or impair the rights of the First Lien Agent or the Second Lien Agent to enforce this Agreement, including the provisions hereof relating to Lien priority.

2.4           Proceeds of Collateral.  Any Collateral or proceeds thereof received by any Second Lien Creditor including, without limitation, any such Collateral constituting proceeds, or any payment or Distribution, that may be received by any Second Lien Creditor (a) in connection with the exercise of any right or remedy (including any right of setoff) with respect to the Collateral, (b) in connection with any insurance policy claim or any condemnation award (or deed in lieu of condemnation), (c) from the collection or other Disposition of, or realization on, the Collateral, whether or not pursuant to an Insolvency Proceeding or (d) in violation of this Agreement, shall be segregated and held in trust and promptly paid over to the First Lien Agent, for the benefit of the First Lien Creditors, in the same form as received, with any necessary endorsements, but without recourse, representation or warranty, and each Second Lien Creditor hereby authorizes the First Lien Agent to make any such endorsements as agent for the Second Lien Agent (which authorization, being coupled with an interest, is irrevocable).  All Collateral and proceeds thereof received by any First Lien Creditor prior to the First Lien Termination Date shall be applied as follows: first, to the First Lien Creditors for application to the First Lien Obligations (other than Excluded First Lien Obligations) in accordance with the First Lien Documents; second, to the Second Lien Creditors for application to the Second Lien Obligations (other than Excluded Second Lien Obligations) in accordance with the Second Lien Documents; third, to the First Lien Creditors for application to the Excluded First Lien Obligations in accordance with the First Lien Documents; fourth, to the Second Lien Creditors for application to the Excluded Second Lien Obligations in accordance with the Second Lien Documents; and fifth, to the relevant Obligor or as otherwise required by law or court order.  All cash proceeds applied to First Lien Obligations may be applied, reversed and reapplied, in whole or in part, as provided in the First Lien Documents; provided, however, all cash proceeds received by First Lien Agent in connection with any Enforcement Action by any First Lien Creditor (other than Proceeds of accounts receivable and inventory) shall be applied to permanently reduce the First Lien Obligations.

2.5           Release of Collateral Upon Permitted Collateral Sale.  The Second Lien Agent, on behalf of the Second Lien Creditors, shall at any time in connection with any Permitted Collateral Sale:  (a) upon the written request of the First Lien Agent with respect to the Collateral subject to such Permitted Collateral Sale and at Holdings’ expense, release or otherwise terminate its Liens on such Collateral (and/or, in the case of a Permitted Collateral Sale consisting of the sale or disposition of all or substantially all of the equity interests of any Guarantor, release such Guarantor from its obligations under the relevant Documents), (b) promptly deliver such terminations of financing statements, partial lien releases, mortgage satisfactions and discharges, endorsements, assignments or other instruments of transfer, termination or release (collectively, “Release Documents”) and take such further actions as the First Lien Agent shall reasonably require in order to release and/or terminate such Second Lien Agent’s Liens on the Collateral (or release such Guarantor) subject to such Permitted Collateral Sale; provided that if the closing of the Disposition of the Collateral is not consummated within 60 days from the proposed closing date or any agreement governing such Permitted Collateral Sale is terminated by any of the parties thereto, the First Lien Agent shall promptly return all Release Documents to the Second Lien Agent and (c) be deemed to have consented under the Second Lien Documents to such Permitted Collateral Sale free and clear of the Second Lien Agent’s security interest (it being understood that the Second Lien Agent shall still, subject to the terms of this Agreement, have a security interest with respect to the proceeds of such Collateral) and to have waived the provisions of the Second Lien Documents to the extent necessary to permit such transaction.  If, in connection with a Permitted Collateral Sale, First Lien Agent intends to file a termination statement that has the effect of terminating any financing statement which has been filed by Second Lien Agent (and which is not part of the Release Documents), First Lien Agent will provide Second Lien Agent at least 2 Business Days notice of the filing of such termination statement.

2.6           Release of Collateral Upon Release Event.  The Second Lien Agent, on behalf of the Second Lien Creditors, shall, at any time in connection with a Release Event with respect to any Collateral:  (a) upon the written request of the First Lien Agent with respect to the Collateral subject to such Release Event (which request will specify the principal proposed terms of the sale and the type and amount of consideration expected to be received in connection therewith), release or otherwise terminate its Liens on such Collateral (and/or, in the case of a Disposition consisting of the sale or disposition of all or substantially all of the equity interests of any Guarantor, release such Guarantor from its obligations under the relevant Documents), to the extent the Disposition of such Collateral is either by (i) the First Lien Agent or its agents or representatives or (ii) any Obligor with the consent of the First Lien Creditors, (b) be deemed to have consented under the Second Lien Documents to such Disposition free and clear of the Second Lien Agent’s Liens (it being understood that the Second Lien Agent shall still, subject to the terms of this Agreement, have a security interest with respect to the proceeds of such Collateral) and to have waived the provisions of the Second Lien Documents to the extent necessary to permit such transaction and (c) at Holdings’ expense deliver such Release Documents and take such further actions as First Lien Agent may reasonably require in connection therewith; provided that, (i) such release by the Second Lien Creditors shall not extend to or otherwise affect any of the rights of the Second Lien Creditors to the proceeds from any such Disposition of Collateral, (ii) the First Lien Creditors shall promptly apply such proceeds to permanently pay the First Lien Obligations (other than the Excluded First Lien Obligations) until the same have been Paid in Full, (iii) after such application, any excess proceeds from such Disposition shall be applied in accordance with the provisions of Section 2.4 hereof and (iv) no such release and/or authorization documents shall be delivered (A) to any Obligor or (B) more than 2 Business Days prior to the date of the closing of the Disposition of such Collateral; provided further that if the closing of the Disposition of the Collateral subject to such Release Event is not consummated within 60 days of the proposed date of closing or any agreement governing such Disposition is terminated, the First Lien Agent shall promptly return all Release Documents to the Second Lien Agent.  If, in connection with a Release Event, First Lien Agent intends to file a termination statement that has the effect of terminating any financing statement which has been filed by Second Lien Agent (and which is not part of the Release Documents), First Lien Agent will provide Second Lien Agent at least 2 Business Days notice of the filing of such termination statement.

2.7           Power of Attorney.  The Second Lien Agent, on behalf of each Second Lien Creditor, hereby irrevocably constitutes and appoints the First Lien Agent and any officer of the First Lien Agent, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Second Lien Agent and each other Second Lien Series Representative and in the name of the Second Lien Agent, each other Second Lien Series Representative or in the First Lien Agent’s own name, from time to time in the First Lien Agent’s discretion, for the purpose of carrying out the terms of Sections 2.5 and 2.6 hereof, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of such Sections, including any Release Documents, and, in addition, to take any and all other appropriate and commercially reasonable action for the purpose of carrying out the terms of such Sections, such power of attorney being coupled with an interest and irrevocable until the First Lien Termination Date.  The Second Lien Agent, on behalf of each other Second Lien Creditor, hereby ratifies all that said attorneys shall lawfully do or cause to be done pursuant to the power of attorney granted in this Section 2.7.  No Person to whom this power of attorney is presented, as authority for the First Lien Agent to take any action or actions contemplated hereby, shall be required to inquire into or seek confirmation from any Second Lien Creditor as to the authority of the First Lien Agent to take any action described herein, or as to the existence of or fulfillment of any condition to this power of attorney, which is intended to grant to the First Lien Agent the authority to take and perform the actions contemplated herein.  The Second Lien Agent, on behalf of each Second Lien Creditor, irrevocably waives any right to commence any suit or action, in law or equity, against any Person which acts in reliance upon or acknowledges the authority granted under this power of attorney.

2.8           Waiver.  Each of the First Lien Agent, on behalf of each of the First Lien Creditors, and the Second Lien Agent, on behalf of each of the Second Lien Creditors, (a) waives any and all notice of the creation, renewal, extension or accrual of any of the Obligations under the Documents and notice of or proof of reliance by the Secured Creditors upon this Agreement and protest, demand for payment or notice except to the extent otherwise specified herein and (b) acknowledges and agrees that the other Secured Creditors have relied upon the Lien priority and other provisions hereof in entering into the Documents and in making funds available to the Borrowers thereunder.

2.9           Notice of Interest In Collateral.  This Agreement is intended, in part, to constitute an authenticated notification of a claim by each Secured Creditor to the other Secured Creditors of an interest in the Collateral in accordance with the provisions of Sections 9-611 and 9-621 of the UCC.

2.10         Permitted Second Lien Dispositions.  (a)  If, after the expiration of the Standstill Period and subject to Section 3.1 of this Agreement, the Second Lien Agent seeks to consummate any Permitted Second Lien Disposition in connection with any Enforcement Action that is permitted hereunder, the Second Lien Agent shall provide written notice to the First Lien Agent of its election to consummate such a Permitted Second Lien Disposition, which will specify the principal proposed terms of the sale, identity of the expected purchasers (if known) and the type and amount of consideration expected to be received in connection therewith (a “Second Lien Disposition Notice”).  Within 10 Business Days of its receipt of a Second Lien Disposition Notice, the First Lien Agent shall provide written notice to the Second Lien Agent whether the First Lien Agent (i) will release its Liens on the Collateral that is the subject of such Permitted Second Lien Disposition or (ii) intends to commence an Enforcement Action with respect to all or any portion of the Collateral.  If the First Lien Agent notifies the Second Lien Agent that it has elected not to release its Lien on the Collateral that is the subject of such Permitted Second Lien Disposition and that it does not intend to commence an Enforcement Action (a “Designated Permitted Second Lien Disposition”) then, the provisions of any other section of this Agreement to the contrary notwithstanding, the proceeds of such Designated Permitted Second Lien Disposition shall be applied to the Second Lien Obligations, until paid in full; provided that the First Lien Creditors shall be deemed to have waived the provisions of the First Lien Documents to the extent necessary to permit such Designated Permitted Second Lien Disposition.

(b)           In the case of any other Permitted Second Lien Disposition as to which the First Lien Agent has not notified the Second Lien Agent that the First Lien Agent intends to commence an Enforcement Action with respect to all or any part of the Collateral (and as to which the First Lien Agent does not thereafter commence any such Enforcement Action), the First Lien Agent and the First Lien Lenders shall (i) upon the written request of the Second Lien Agent with respect to the Collateral subject to any Permitted Second Lien Disposition, and concurrent with such Permitted Second Lien Disposition, release or otherwise terminate its Liens on such Collateral, (ii) be deemed to have consented under the First Lien Documents to such Disposition free and clear of the First Lien Creditors’ Liens (it being understood that the First Lien Creditors shall still, but subject to this Agreement, have a security interest with respect to the proceeds of such Collateral) and to have waived the provisions of the First Lien Documents to the extent necessary to permit such transaction) and (iii) deliver such Release Documents and take such further actions as the Second Lien Agent may reasonably require in connection therewith; provided, however, that subject to and in accordance with Section 2.4 hereof, the Second Lien Agent shall cause to be paid and/or delivered directly to the First Lien Agent all proceeds of any Permitted Second Lien Disposition (other than a Designated Permitted Second Lien Disposition, which shall be applied as provided in clause (a) above) for application in accordance with Section 2.4.

(c)           Notwithstanding anything to the contrary contained herein, no such Release Documents shall be required to be delivered (i) to any Obligor or (ii) more than 2 Business Days prior to the date of the closing of the Permitted Second Lien Disposition; and provided, further, that if the closing of the Disposition of the Collateral subject to such Permitted Second Lien Disposition is not consummated within 60 Business Days of the proposed closing date or the Second Lien Creditors or relevant purchasers cease to diligently pursue consummation of the Permitted Second Lien Disposition, the Second Lien Agent shall promptly return all such Release Documents to the First Lien Agent.

2.11         New Liens.   So long as the First Lien Obligations have not been Paid in Full, the parties hereto agree that no additional Liens shall be granted or permitted on any asset of any Obligor to secure (a) any Second Lien Obligations unless, subject to the terms of this Agreement, immediately after giving effect to such grant or concurrently therewith, a senior and prior Lien shall be granted on such asset to secure the First Lien Obligations and (b) any First Lien Obligations unless, subject to the terms of this Agreement, immediately after giving effect to such grant or concurrently therewith, a junior and subordinate Lien shall be granted on such asset to secure the Second Lien Obligations.  To the extent that the foregoing provisions are not complied with for any reason, without limiting any other rights and remedies available to the Secured Creditors, the parties hereto agree that any amounts received by or distributed to any of them pursuant to or as a result of Liens granted in contravention of this Section 2.11 shall be subject to the terms of this Agreement.

2.12         Similar Liens and Agreements.  The parties hereto acknowledge and agree that it is their intention that the Collateral securing the First Lien Obligations and the Collateral securing the Second Lien Obligations as of the date hereof be identical in all material respects.  In furtherance of the foregoing, the parties hereto agree:

(a)           to cooperate in good faith in order to determine, upon any written request by the First Lien Agent or the Second Lien Agent, the specific assets included in the Collateral securing their respective Obligations, the steps taken to perfect the Liens thereon and the identity of the respective parties obligated under any Document; and

(b)           any Lien obtained by any Secured Creditor in respect of any judgment obtained in respect of any Obligations shall be subject in all respects to the terms of this Agreement.

2.13         Representations and Warranties of Each Agent.  The First Lien Agent represents and warrants to the other parties hereto that it has been authorized by the Lenders under and as defined in the First Lien Loan Agreement to enter into this Agreement, and the Second Lien Agent represents and warrants to the other parties hereto that it has been authorized pursuant to the Indenture to enter into this Agreement.

2.14         Additional Secured Obligations.

(a)           Any Obligor may designate additional Indebtedness as “First Lien Obligations” or “Second Lien Obligations” to the extent such Indebtedness is incurred by such Obligor after the date of this Agreement in accordance with the terms of all applicable Documents (including in any event, the First Lien Documents and Second Lien Documents) and this Agreement.  No Series of Secured Obligations may be designated as both Second Lien Obligations and First Lien Obligations.  It is understood and agreed that nothing in this Section 2.14 is intended to alter the priorities among Secured Creditors belonging to different Classes as provided in Section 2.1.

(b)           Any Obligor may effect such designation by delivering to each Agent and each other Series Representative at least 10 Business Days on or before the date on which such additional Indebtedness is incurred each of the following:

(i)            an Officer’s Certificate stating that any one or more of the Obligors intends to incur additional Secured Claims (“Additional Secured Obligations”) which will either be (x) First Lien Obligations permitted by each applicable Document (including in any event, the First Lien Loan Agreement) to be secured by a First Lien equally and ratably (or as otherwise may be agreed by the relevant holders of the First Lien Obligations) with all previously existing and future First Lien Obligations or (y) Second Lien Obligations permitted by each applicable Document (including in any event the Indenture) to be secured with a Second Lien equally and ratably (or as otherwise may be agreed by the relevant holders of the Second Lien Obligations) with all previously existing and future Second Lien Obligations, provided, that nothing contained in this Section 2.14 shall permit the incurrence of (A) Additional Secured Obligations that are First Lien Obligations where the incurrence thereof could cause or cause an increase in the Excluded First Lien Obligations; or (B) Additional Secured Obligations that are Second Lien Obligations where the incurrence thereof would cause or cause an increase in Excluded Second Lien Obligations; the Officer’s Certificate shall attach copies of the material Documents relating to the proposed additional Indebtedness and a pro forma calculation of the Maximum First Lien Principal Amount or Maximum Second Lien Principal Amount after giving effect to the maximum amount of the proposed additional Indebtedness in sufficient detail to demonstrate compliance with this Agreement and the other Documents;

(ii)           an Officer’s Certificate stating that the applicable Obligors have duly authorized, executed (if applicable) and recorded (or caused to be recorded) in each appropriate governmental office all relevant filings and recordations to ensure that the Additional Secured Obligations are secured by the Collateral in accordance with the First Lien Documents or the Second Lien Documents, as applicable, creating such Additional Secured Obligations; and

(iii)          a written notice specifying the name and address of the Series Representative for such series of Additional Secured Obligations for purposes of Section 7.3.

(c)           Notwithstanding the foregoing, nothing in this Agreement will be construed to allow any Obligor to incur (a) additional Indebtedness unless such Indebtedness is expressly permitted by the terms of all applicable Documents or (b) any Indebtedness secured by Liens that are senior to the Liens securing the Second Lien Obligations and junior to the Liens securing the First Lien Obligations.

(d)           A person to be designated as a Series Representative for Additional Secured Obligations with respect to any Series of Secured Obligations hereunder must, prior to the effectiveness of such designation, sign an Intercreditor Agreement Joinder.  Upon receipt of a fully executed Intercreditor Agreement Joinder, together with the documents required under this Section 2.14, each Agent shall acknowledge and accept the Intercreditor Agreement Joinder.

(e)           Each of the parties hereto (whether existing as of the date hereof or added hereto in accordance with the provisions of this Section 2.14, and including each Agent and Series Representative and by authorizing its Series Representative to execute and deliver an Intercreditor Agreement Joinder, each holder of Obligations in respect of Additional Secured Obligations) hereby agrees for the benefit of each of the other parties hereto from time to time that, without limiting the right of any holder of Obligations to waive or subordinate any lien sharing right to which it is otherwise entitled (pursuant to a waiver or subordination agreement expressly set forth in a written agreement enforceable against such holder), (i) Collateral shall be shared equally and ratably within each Class (or on such other basis as may be agreed by the relevant holders of such Class) and (ii) the payment and satisfaction of all of the Obligations within each Class will be secured equally and ratably by the Liens established for the benefit of the Secured Creditors belonging to such Class (or on such other basis as may be agreed by the relevant holders of such Class).

Section 3.               Enforcement of Security.

3.1           Management of Collateral.  Subject to the other terms and conditions of this Agreement, the First Lien Creditors shall have the exclusive right to manage, perform and enforce the terms of the First Lien Documents with respect to the Collateral, to exercise and enforce all privileges and rights thereunder according to their sole discretion and the exercise of their sole business judgment, including the exclusive right to take or retake control or possession of the Collateral and to hold, prepare for sale, process, Dispose of, or liquidate the Collateral and to incur expenses in connection with such Disposition and to exercise all the rights and remedies of a secured lender under the UCC of any applicable jurisdiction.  In conducting any public or private sale under the UCC, the First Lien Agent shall give the Second Lien Agent such notice (a “UCC Notice”) of such sale as may be required by the applicable UCC; provided, however, that 10 days’ notice shall be deemed to be commercially reasonable notice.  Except as specifically provided in this Section 3.1 or 3.3 below, notwithstanding any rights or remedies available to a Second Lien Creditor under any of the Second Lien Documents, applicable law or otherwise, no Second Lien Creditor shall, directly or indirectly, take any Enforcement Action; provided that, subject at all times to the provisions of Section 2, upon the expiration of the applicable Standstill Period, the Second Lien Creditors may take any Enforcement Action (provided that they give the First Lien Agent at least 5 Business Days written notice prior to taking such Enforcement Action, which notice may be given during the Standstill Period); provided, however, that notwithstanding the expiration of the Standstill Period or anything herein to the contrary, in no event shall any Second Lien Creditor exercise or continue to exercise any such rights or remedies, or commence or petition for any such action or proceeding (including any foreclosure action or proceeding or any Insolvency Proceeding) if: (a) the First Lien Agent has notified the Second Lien Agent or the Second Lien Agent otherwise has actual knowledge that the First Lien Agent or any other First Lien Creditor shall have commenced and is pursuing with reasonable diligence the enforcement or exercise of any rights or remedies with respect to all or substantially all of the Collateral or any such action or proceeding (including, without limitation, any of the following (if undertaken and pursued to consummate a Disposition of such Collateral within a commercially reasonable time): the solicitation of bids from third parties to conduct the liquidation of all or any material portion of the Collateral, the engagement or retention of sales brokers, marketing agents, investment bankers, accountants, auctioneers or other third parties for the purpose of valuing, marketing, promoting or selling all or any material portion of the Collateral, the notification of account debtors to make payments to the First Lien Agent or its agents, the initiation of any action to take possession of all or any material portion of the Collateral or the commencement of any legal proceedings or actions against or with respect to the foreclosure and sale of all or any material portion of the Collateral), or diligently attempting in good faith to vacate any stay prohibiting an Enforcement Action with respect to all or any material portion of the Collateral or diligently attempting in good faith to vacate any stay prohibiting an Enforcement Action; or (b) except as permitted by Section 6, an Insolvency Proceeding has commenced.

3.2           Notices of Default.  Each Agent shall give to the other Agent concurrently with the giving thereof to any Obligor (a) a copy of any written notice by any Secured Creditor of an Event of Default under any of its Documents or a written notice of demand for payment from any Obligor and (b) a copy of any written notice sent by such Secured Creditor to any Obligor stating such Secured Creditor’s intention to exercise any material enforcement rights or remedies against such Obligor, including written notice pertaining to any foreclosure on all or any material part of the Collateral or other judicial or non-judicial remedy in respect thereof, and any legal process served or filed in connection therewith; provided that the failure of any Agent to give such required notice shall not result in any liability to such Agent or affect the enforceability of any provision of this Agreement, including the relative priorities of the Liens of the Secured Creditors as provided herein, and shall not affect the validity or effectiveness of any such notice as against any Obligor.  Each Agent will provide such information as it may have to the other

Agent as the other may from time to time reasonably request in writing concerning the status of the exercise of any Enforcement Action and each Agent shall be available on a reasonable basis during normal business hours to review with the other Agent alternatives available in exercising such rights, including, but not limited to, advising each other of any offers which may be made from time to time by prospective purchasers of the Collateral; provided that (i) the failure of any party to do any of the foregoing shall not affect the relative priorities of the Agent’s respective Liens as provided herein or the validity or effectiveness of any notices or demands as against any Borrower or any Obligor and (ii) in no event will the First Lien Agent or any First Lien Creditor have any obligation to obtain the consent of any Second Lien Creditor with respect to any actions taken or contemplated to be taken (or not taken) with respect to any Enforcement Action.  Each Obligor, by its acknowledgment hereto, hereby consents and agrees to each Secured Creditor providing any such information to the other Secured Creditors and to such actions by the Secured Creditors and waives any rights or claims against any Secured Creditors arising as a result of such information or actions; provided that any information provided to any Secured Creditor pursuant to this Section 3.2 shall be subject to any other confidentiality provisions in the Documents to which such Secured Creditor is a party.

3.3           Permitted Actions.  Section 3.1 shall not be construed to limit or impair in any way the right of:  (a) any Secured Creditor to bid for or purchase Collateral, in each case for cash, at any private or judicial foreclosure upon such Collateral initiated by any Secured Creditor, (b) any Secured Creditor to join (but not control) any foreclosure or other judicial lien enforcement proceeding with respect to the Collateral initiated by another Secured Creditor for the sole purpose of protecting such Secured Creditor’s Lien on the Collateral, so long as it does not delay or interfere with the exercise by such other Secured Creditor of its rights under this Agreement, the Documents and under applicable law, (c) the Second Lien Creditors to receive any proceeds of Collateral after the First Lien Obligations (other than Excluded First Lien Obligations) have been Paid in Full and then consistent with Section 2.4, and (d) any Second Lien Creditor to (i) take any action not adverse to the prior Liens on the Collateral securing the First Lien Obligations or the rights of any First Lien Creditor to exercise remedies in respect of such Liens in order to preserve or protect its Lien on Collateral, (ii) filing any necessary responsive or defensive pleading consistent with this Agreement in opposition to any motion, claim, adversary proceeding or other pleadings made by any Person objecting to or otherwise seeking the disallowance of the claims of the Second Lien Creditors, (iii) filing any pleadings, objections, motions or agreements which assert rights or interests available to unsecured creditors of the Obligors arising under the Bankruptcy Code or other applicable law, in each case, in accordance with the terms of this Agreement, (iv) filing any proof of claim and other filings and making arguments and motions that are, in each case, in accordance with the terms of this Agreement, and (v) the taking of a Debt Action.  Any proceeds of Collateral received in connection with any such Enforcement Action shall be applied in accordance with Section 2.4 of this Agreement.

3.4           Collateral In Possession.

(a)           In the event that the First Lien Agent takes possession of or has “control” (as such term is used in the UCC as in effect in each applicable jurisdiction) over any Collateral for purposes of perfecting its Lien therein, the First Lien Agent shall be deemed to be holding such Collateral as representative for the Secured Creditors, including the Second Lien Creditors, solely for purposes of perfection of its Lien under the UCC; provided that the First Lien Agent shall not have any duty or liability to protect or preserve any rights pertaining to any of the Collateral for the Second Lien Creditors.  Promptly following the First Lien Termination Date, the First Lien Agent shall deliver the remainder of the Collateral, if any, in its possession to the designee of the Second Lien Agent (except as may otherwise be required by applicable law or court order).

(b)           In the event that any Second Lien Creditor takes possession of or has “control” (as such term is used in the UCC as in effect in each applicable jurisdiction) over any Collateral for purposes of perfecting its Lien therein, such Second Lien Creditor shall be deemed to be holding such Collateral as representative for the Secured Creditors, including the First Lien Creditors, solely for purposes of perfection of its Lien under the UCC; provided that such Second Lien Creditor shall not have any duty or liability to protect or preserve any rights pertaining to any of the Collateral for the First Lien Creditors.

(c)           It is understood and agreed that this Section 3.4 is intended solely to assure continuous perfection of the Liens granted under the applicable Documents, and nothing in this Section 3.4 shall be deemed or construed as altering the priorities or obligations set forth elsewhere in this Agreement.  The duties of each party under this Section 3.4 shall be mechanical and administrative in nature, and no party shall have, or be deemed to have, by reason of this Agreement or otherwise a fiduciary relationship in respect of the other party.

3.5           Waiver of Marshalling and Similar Rights.  Each Secured Creditor, to the fullest extent permitted by applicable law, waives as to each other Secured Creditor any requirement regarding, and agrees not to demand, request, plead or otherwise claim the benefit of, any marshalling, appraisement, valuation or other similar right that may otherwise be available under applicable law.

3.6           Insurance and Condemnation Awards.  So long as the First Lien Termination Date has not occurred, the First Lien Agent shall have the exclusive right, subject to the rights of the Obligors under the First Lien Documents, to settle and adjust claims in respect of Collateral under policies of insurance and to approve any award granted in any condemnation or similar proceeding, or any deed in lieu of condemnation, in respect of the Collateral.  After the occurrence of the First Lien Termination Date, the Second Lien Agent shall have the exclusive right, subject to the rights of the Obligors under the Second Lien Documents, to settle and adjust claims in respect of Collateral under policies of insurance and to approve any award granted in condemnation or similar proceeding, or any deed in lieu of condemnation, in respect of the Collateral.

Section 4.               Covenants

4.1           Amendment of First Lien Documents.  The First Lien Creditors under the First Lien Loan Agreement may at any time and from time to time and without consent of or notice to any Second Lien Creditor, without incurring any liability to any Second Lien Creditor and without impairing or releasing any rights or obligations hereunder or otherwise, amend, restate, supplement, modify, substitute, renew or replace any or all of the First Lien Loan Agreement and related First Lien Documents; provided, however, that without the consent of the Requisite

Second Lien Creditors, such First Lien Creditors shall not amend, restate, supplement, modify substitute, renew or replace any or all of the First Lien Loan Agreement or related First Lien Documents to (a) directly increase the interest rates on the First Lien Obligations arising thereunder to an amount greater than 3.0% per annum above rates as are in effect on the date hereof (excluding, without limitation, fluctuations in underlying rate indices and imposition of a default rate of 2% per annum), (b) change the final maturity date of the First Lien Obligations arising thereunder to a date later than November 13 2015, (c) increase the principal amount of the First Lien Obligations arising thereunder which when taken together with the aggregate principal amount of the other First Lien Obligations would exceed the Maximum First Lien Principal Amount as of the date of such increase (other than as a result of the capitalization of accrued interest, expenses or fees), or (d) modify or add any covenant or Event of Default under the First Lien Documents which directly restricts one or more Obligors from making payments under the Second Lien Documents which would otherwise be permitted under the First Lien Documents as in effect on the date hereof.  Without the consent of the Requisite Second Lien Creditors, the First Lien Creditors a party to the First Lien Document related to any other Series of First Lien Obligations (i.e., other than the Series of First Lien Obligations under the First Lien Loan Agreement and related First Lien Documents) shall not agree to any amendment, restatement, modification, supplement, substitution, renewal or replacement of or to any or all of the First Lien Documents related to such other Series of First Lien Obligations in any manner that would be prohibited by the other Documents.

4.2           Amendments to Second Lien Documents.  Until the First Lien Termination Date has occurred, and notwithstanding anything to the contrary contained in the Second Lien Documents, the Second Lien Creditors shall not, without the prior written consent of the First Lien Agent, agree to any amendment, restatement, modification, supplement, substitution, renewal or replacement of or to any or all of the Indenture or related Second Lien Documents that (a) would directly or indirectly result in an increase in the interest rates in respect of the Second Lien Obligations arising thereunder (excluding, without limitation, fluctuations in underlying rate indices and imposition of a default rate of 2% per annum) by more than 3.0% per annum, (b) shorten the maturity or weighted average life to maturity of the Second Lien Obligations arising thereunder or require that any payment on the Second Lien Obligations arising thereunder be made earlier than the date originally scheduled for such payment or that any commitment expire any earlier than the date originally scheduled therefor, (c) add or modify in a manner adverse to any Obligor or any First Lien Creditor any covenant, agreement or event of default under such Second Lien Documents or (d) increase the principal amount of the Second Lien Obligations arising thereunder.  Notwithstanding the foregoing, in the event of an amendment or modification of an affirmative covenant, negative covenant or financial covenant contained in the First Lien Loan Agreement, the Indenture or other applicable related Second Lien Document may, at the election of the Second Lien Creditors, be amended in a manner that is substantively identical to the corresponding amendment to comparable provisions of the First Lien Loan Agreement and that maintains an equivalent proportionate difference between dollar amounts or ratios, as the case may be, in the relevant provisions of the Indenture or other applicable related Second Lien Document and those in the corresponding provisions in the First Lien Loan Agreement, to the extent of such proportionate difference between such Documents as in effect on the date hereof.  Until the First Lien Termination Date has occurred, and notwithstanding anything to the contrary contained in the Second Lien Documents, the Second Lien Creditors a party to the Second Lien Documents related to any other Series of Second Lien

Obligations (i.e., other than the Series of Second Lien Obligations under the Indenture and related Second Lien Documents) shall not, without the prior written consent of the First Lien Agent, agree to any amendment, restatement, modification, supplement, substitution, renewal or replacement of or to any or all of the Second Lien Documents related to such other Series of Second Lien Obligations in any manner that would be prohibited by the other Documents.

4.3           Enforcement Actions by Second Lien Creditors; Prepayments.

(a)           The Second Lien Creditors shall give the First Lien Agent at least 5 Business Days’ written notice prior to taking any Enforcement Action, which notice may be given during the pendency of any Standstill Period.

(b)           Except as otherwise permitted by the First Lien Loan Agreement (as in effect on the date hereof), without the prior written consent of the First Lien Agent, no Second Lien Creditor will take, demand or receive from any Obligor any prepayment of principal (whether optional, voluntary, mandatory or otherwise or by redemption, defeasance or other payment or distribution) with respect to any Second Lien Obligations.

4.4           Effect of Refinancing.

(a)           If the Payment in Full of any Series of First Lien Obligations is being effected through a Refinancing; provided that, the First Lien Series Representative of such Series of First Lien Obligations gives a written notice of such Refinancing to the Agents at least 5 Business Days prior to such Refinancing, then (A) the First Lien Obligations being Refinanced shall not be deemed Paid in Full for any purposes of this Agreement, (B) the indebtedness under such Refinancing and all other obligations under the new First Lien Documents (the “New First Lien Documents”) evidencing such indebtedness (the “New First Lien Obligations”) shall be treated as First Lien Obligations for all purposes of this Agreement, (C) the New First Lien Documents shall be treated as the First Lien Documents, (D) (x) in the case of a Refinancing of all First Lien Obligations, all First Lien Obligations under the First Lien Loan Agreement and related First Lien Documents or other Series of First Lien Obligations in respect of which the Series Representative is the First Lien Agent hereunder, the agent under the New First Lien Documents (the “New First Lien Agent”) shall be deemed to be the First Lien Agent for all purposes of this Agreement, and (y) in the case of a Refinancing of any other Series of First Lien Obligations, the agent under the New First Lien Documents shall be deemed to be the new Series Representative for such Series of First Lien Obligations and shall execute an Intercreditor Joinder Agreement.  Upon receipt of a notice of Refinancing under the preceding sentence, which notice shall include the identity of any New First Lien Agent, the Second Lien Agent and each other Series Representatives shall, at Holdings’ expense, promptly enter into such documents and agreements (including amendments or supplements to this Agreement) as the New First Lien Agent may reasonably request in order to provide to the New First Lien Agent the rights and powers set forth herein.

(b)           If the Payment in Full of any Series of the Second Lien Obligations is being effected through a Refinancing; provided that, the Second Lien Series Representative of such Series of Second Lien Obligations gives a written notice of such Refinancing to the Agents at least 5 Business Days prior to such Refinancing, then (A) the Second Lien Obligations being

Refinanced shall not be deemed Paid in Full for any purposes of this Agreement, (B) the indebtedness under such Refinancing and all other obligations under the new Second Lien Documents (the “New Second Lien Documents”) evidencing such indebtedness (the “New Second Lien Obligations”) shall be treated as Second Lien Obligations for all purposes of this Agreement, (C) the New Second Lien Documents shall be treated as the Second Lien Documents, (D) (x) in the case of a Refinancing of all Second Lien Obligations, all Second Lien Obligations under the Indenture and related Second Lien Documents or other Series of Second Lien Obligations in respect of which the Series Representative is the Second Lien Agent hereunder, the agent under the New Second Lien Documents (the “New Second Lien Agent”) shall be deemed to be the Second Lien Agent for all purposes of this Agreement, and (y) in the case of a Refinancing of any other Series of Second Lien Obligations, the agent under the New Second Lien Documents shall be deemed to be the new Series Representative for such Series of Second Lien Obligations and shall execute an Intercreditor Joinder Agreement.  Upon receipt of a notice of Refinancing under the preceding sentence, which notice shall include the identity of any New Second Lien Agent, the First Lien Agent and each other Series Representatives shall, at Holdings’ expense, promptly enter into such documents and agreements (including amendments or supplements to this Agreement) as the New Second Lien Agent may reasonably request in order to provide to the New Second Lien Agent the rights and powers set forth herein.

(c)           By their acknowledgement hereto, Obligors agree to cause the agreement, document or instrument pursuant to which any New First Lien Agent or any New Second Lien Agent is appointed to provide that the New First Lien Agent or New Second Lien Agent, as applicable, agrees to be bound by the terms of this Agreement.

Section 5.               Second Lien Creditors Purchase Option.

5.1           Purchase Notice.  Upon the Second Lien Agent’s receipt of a written notice from the First Lien Agent (the “Agent’s Notice”) that (a) the First Lien Agent has accelerated the First Lien Obligations, (b) an Event of Default has occurred arising out of the failure to pay principal, interest or fees due on the First Lien Obligations and such Event of Default has not been cured or waived within 10 Business Days after the occurrence thereof, (c) any other Event of Default has occurred under the First Lien Documents and such Event of Default has not been cured or waived within 60 days after the occurrence thereof, or (d) an Insolvency Proceeding has commenced (each, a “Purchase Option Event”), the Second Lien Creditors shall have the option, but not the obligation, to purchase all, but not less than all, of the First Lien Obligations owing to the First Lien Creditors from the First Lien Creditors, and assume all, but not less than all, of the then existing funding commitments under the First Lien Documents by giving a written notice (the “Purchase Notice”) to the First Lien Agent no later than the 10th Business Day after receipt by the Second Lien Agent of the Agent’s Notice (the “Purchase Option Period”).  In the event that a Purchase Option Event occurs but First Lien Agent fails to provide an Agent’s Notice, the purchasing Second Lien Creditors may issue a Purchase Notice without waiting for such Agent’s Notice to be given at any time prior to the end of the Purchase Option Period.  A Purchase Notice once delivered shall be irrevocable.

5.2           Purchase Option Closing.  On the date specified by the purchasing Second Lien Creditors in the Purchase Notice (which shall not be less than 3 Business Days nor more than 10 Business Days, after the receipt by the First Lien Agent of the Purchase Notice), the First Lien

Creditors shall sell to the purchasing Second Lien Creditors, and the purchasing Second Lien Creditors shall purchase from the First Lien Creditors, all, but not less than all, of the First Lien Obligations, and the First Lien Creditors shall assign to the purchasing Second Lien Creditors, and the purchasing Second Lien Creditors shall assume from the First Lien Creditors all, but not less than all, of the then existing funding commitments under the First Lien Documents.

5.3           Purchase Price.  Such purchase and sale shall be made by execution and delivery by the applicable Secured Creditors of an Assignment Agreement in the form attached to the First Lien Loan Agreement.  Upon the date of such purchase and sale, the purchasing Second Lien Creditors shall (a) pay to the First Lien Agent for the benefit of the First Lien Creditors as the purchase price therefor the sum of the full amount of all the First Lien Obligations then outstanding and unpaid (including principal, interest, fees, indemnities and expenses, including reasonable attorneys’ fees and legal expenses), (b) furnish cash collateral to the First Lien Agent with respect to the outstanding First Lien Letter of Credit Obligations in such amounts as are required under the First Lien Loan Agreement and (c) agree to reimburse the First Lien Creditors for any loss, cost, damage or expense (including reasonable attorneys’ fees and legal expenses) in connection with any commissions, fees, costs or expenses related to any issued and outstanding First Lien Letter of Credit Obligations as described above and any checks or other payments provisionally credited to the First Lien Obligations, and/or as to which the First Lien Creditors have not yet received final payment.  Such purchase price and cash collateral shall be remitted by wire transfer of immediately available funds to such bank account of the First Lien Agent in New York, New York, as the First Lien Agent may designate in writing to the purchasing Second Lien Creditors for such purpose.  Interest shall be calculated to but excluding the Business Day on which such purchase and sale shall occur if the amounts so paid by the purchasing Second Lien Creditors to the bank account designated by the First Lien Agent are received in such bank account prior to 1:00 p.m., New York City time and interest shall be calculated to and including such Business Day if the amounts so paid by the purchasing Second Lien Creditors to the bank account designated by the First Lien Agent are received in such bank account later than 1:00 p.m., New York City time.

5.4           Nature of Sale.  Such purchase and sale shall be expressly made without representation or warranty of any kind by the First Lien Creditors as to the First Lien Obligations or otherwise and without recourse to the First Lien Creditors, except for representations and warranties as to the following:  (a) the amount of the First Lien Obligations being purchased (including as to the principal of and accrued and unpaid interest on such First Lien Obligations, fees and expenses thereof), (b) that the First Lien Creditors own the First Lien Obligations free and clear of any Liens and (c) each First Lien Creditor has the full right and power to assign its First Lien Obligations and such assignment has been duly authorized by all necessary corporate action by such First Lien Creditor.

5.5           Enforcement after Purchase Notice.  The First Lien Creditors shall not complete any Enforcement Action (other than the exercise of control over any Obligor’s deposit or securities accounts), as long as the purchase and sale of the First Lien Obligations provided for in this Section 5 shall have closed within 10 Business Days after First Lien Agent’s receipt of the Purchase Notice given within the time required in Section 5.1 and the First Lien Creditors shall have received Payment in Full of the First Lien Obligations as provided for in Section 5.3 within such 10 Business Day period.

Section 6.               Bankruptcy Matters.

6.1           Bankruptcy.  This Agreement shall be applicable both before and after the filing of any petition by or against any Obligor under the Bankruptcy Code or any other Insolvency Proceeding and all converted or succeeding cases in respect thereof, and all references herein to any Obligor shall be deemed to apply to the trustee for such Obligor and such Obligor as a debtor-in-possession.  The relative rights of the First Lien Creditors and the Second Lien Creditors in respect of any Collateral or proceeds thereof shall continue after the filing of such petition on the same basis as prior to the date of such filing, subject to any court order approving the financing of, or use of cash collateral by, any Obligor.  This Agreement shall constitute a “subordination agreement” for the purposes of Section 510(a) of the Bankruptcy Code and shall be enforceable in any Insolvency Proceeding in accordance with its terms.

6.2           Post Petition Financing; Adequate Protection.

(a)           If any Obligor or Obligors shall become subject to Insolvency Proceedings and such Obligor or Obligors as debtor(s)-in-possession (or a trustee appointed on behalf of such Obligor or Obligors) shall move for either approval of financing (“DIP Financing”) to be provided by one or more of the First Lien Creditors (or to be provided by any other person or group of persons with the consent of the First Lien Agent) under Section 364 of the Bankruptcy Code or the use of cash collateral with the consent of the First Lien Creditors under Section 363 of the Bankruptcy Code, then subject to Section 6.2(b), the Second Lien Creditors agree as follows:  (i) adequate notice to Second Lien Creditors for such DIP Financing or use of cash collateral shall be deemed to have been given to the Second Lien Creditors if the Second Lien Agent receives written notice in advance of the hearing to approve such DIP Financing or use of cash collateral on an interim basis and at least 5 Business Days in advance of the hearing to approve such DIP Financing or use of cash collateral on a final basis, (ii) such DIP Financing (and any First Lien Obligations which arose prior to the Insolvency Proceeding) may be secured by Liens on all or a part of the assets of the Obligors which shall be superior in priority to the Liens on the assets of the Obligors held by any other Person, (iii) so long as the aggregate principal amount of loans and letter of credit accommodations outstanding under any such DIP Financing, together with the outstanding principal amount of the pre-petition First Lien Obligations, does not exceed the Maximum First Lien Principal Amount, the Second Lien Creditors will not request or accept adequate protection or any other relief in connection with the use of such cash collateral or such DIP Financing except as set forth in Section 6.2(b) below, (iv) the Second Lien Creditors will subordinate (and will be deemed hereunder to have subordinated) the Second Priority Liens (A) to the Liens securing such DIP Financing (the “DIP Liens”) on the same terms (but on a basis junior to the Liens of the First Lien Creditors) as the Liens of the First Lien Creditors are subordinated thereto (and such subordination will not alter in any manner the terms of this Agreement), (B) to any “replacement Liens” granted to the First Lien Creditors as adequate protection of their interests in the Collateral (the “Senior Adequate Protection Liens”) and (C) to any “carve-out” agreed to by the First Lien Agent or the other First Lien Creditors and (v) subject to Section 6.2(b) below, the Second Lien Creditors shall not contest or oppose in any manner any adequate protection provided to the First Lien Creditors as adequate protection of their interests in the Collateral, any DIP Financing or any cash collateral use and shall be deemed to have waived any objections to such adequate protection, DIP Financing or cash collateral use, including, without limitation, any objection alleging Obligors’

failure to provide “adequate protection” of the interests of the Second Lien Creditors in the Collateral.

(b)           Adequate Protection.  Notwithstanding the foregoing provisions in this Section 6.2, in any Insolvency Proceeding, if the First Lien Creditors (or any subset thereof) are granted adequate protection in the form of Senior Adequate Protection Liens, the Second Lien Creditors may seek (and the First Lien Creditors may not oppose) adequate protection of their interests in the Collateral in the form of (i) a replacement Lien on the additional collateral subject to the Senior Adequate Protection Liens (the “Junior Adequate Protection Liens”), which Junior Adequate Protection Liens, if granted, will be subordinate to all Liens securing the First Lien Obligations (including, without limitation, the Senior Adequate Protection Liens and any “carve-out” agreed to by the First Lien Agent or the other First Lien Creditors) and any Liens securing debtor-in-possession financing (whether or not constituting DIP Financing) on the same basis as the other Liens securing the Second Lien Obligations are so subordinated under this Agreement (provided that any failure of the Second Lien Creditors to obtain such Junior Adequate Protection Liens shall not impair or otherwise affect the agreements, undertakings and consents of the Second Lien Creditors pursuant to Section 6.2(a)) and (ii) superpriority claims under Section 507(b) of the Bankruptcy Code junior in all respects to the superpriority claims granted under Section 507(b) of the Bankruptcy Code to the First Lien Creditors on account of any of the First Lien Obligations or granted under Section 364(c)(1) of the Bankruptcy Code with respect to any debtor-in-possession financing (whether or not constituting DIP Financing) or use of cash collateral; provided that the inability of the Second Lien Creditors to receive a Lien on actions under Chapter 5 of the Bankruptcy Code or proceeds thereof shall not affect the agreements and waivers set forth in this Section 6.2; and provided, further, that the Second Lien Agent shall have irrevocably agreed, pursuant to Section 1129(a)(9) of the Bankruptcy Code, on behalf of itself and the Second Lien Creditors, in any stipulation and/or order granting such adequate protection, that any such junior superpriority claims may be paid under any plan of reorganization in any combination of cash, debt, equity or other property having a value on the effective date of such plan equal to the allowed amount of such junior superpriority claims.  The Second Lien Creditors may seek post-petition interest or other adequate protection payments in cash (“Second Lien Bankruptcy Payments”) in any Insolvency Proceeding so long as the aggregate amount of such Second Lien Bankruptcy Payments does not exceed an amount equal to post-petition interest accruing at the non-default rate with respect to the Second Lien Obligations and First Lien Creditors are receiving payment of all post-petition interest accruing with respect to First Lien Obligations, and the First Lien Creditors may oppose such motions.  If Second Lien Creditors receive Second Lien Bankruptcy Payments and the First Lien Obligations (other than the Excluded First Lien Obligations) are not Paid in Full upon the effective date of the plan of reorganization, or conclusion of such Insolvency Proceeding, then the Second Lien Creditors shall pay over to the First Lien Creditors an amount equal to the lesser of (i) the Second Lien Bankruptcy Payments and (ii) the amount of the shortfall in Payment in Full of the First Lien Obligations (excluding the Excluded First Lien Obligations).

6.3           Sale of Collateral; Waivers.  The Second Lien Creditors agree that they will not object to or oppose a Disposition of any Collateral securing the First Lien Obligations (or any portion thereof) free and clear of Liens or other claims under Section 363 of the Bankruptcy Code or any other provision of the Bankruptcy Code, if the First Lien Creditors have consented to such or Disposition of such assets, as long as all proceeds of such Disposition received by the

First Lien Creditors on account of the First Lien Obligations will be applied to the First Lien Obligations to permanently reduce the Maximum First Lien Principal Amount; provided that the Second Lien Agent, on behalf of itself and the other Second Lien Creditors, may raise any objections to any such Disposition of such Collateral that could be raised by any creditor of the Obligors whose claims were not secured by any Liens on such Collateral, provided such objections are not inconsistent with any other term or provision of this Agreement and are not based on the status of the Second Lien Agent or the Second Lien Creditors as secured creditors (without limiting the foregoing, neither the Second Lien Agent nor the Second Lien Creditors may raise any objections based on rights afforded by Sections 363(e) and (f) of the Bankruptcy Code to secured creditors (or by any comparable provision of any Bankruptcy Law)) with respect to the Liens granted to the Second Lien Agent.  The Second Lien Agent and the Second Lien Creditors waive any claim they may now or hereafter have arising out of the First Lien Creditors’ election in any proceeding instituted under Chapter 11 of the Bankruptcy Code of the application of Section 1111(b)(2) of the Bankruptcy Code.  The Second Lien Agent and the Second Lien Creditors agree not to initiate or prosecute or join with any other Person to initiate or prosecute any claim, action or other proceeding (i) challenging the enforceability of the First Lien Creditors’ claims as fully secured claims with respect to all or part of the First Lien Obligations or for allowance of any First Lien Obligations (including those consisting of post-petition interest, fees or expenses) or opposing any action by the First Lien Agent or the First Lien Creditors to enforce their rights or remedies arising under the First Lien Documents in a manner which is not prohibited by the terms of this Agreement, (ii) challenging the enforceability, validity, priority or perfected status of any Liens on assets securing the First Lien Obligations under the First Lien Documents, (iii) asserting any claims which the Obligors may hold with respect to the First Lien Creditors, (iv) seeking to lift the automatic stay to the extent that such action is opposed by the First Lien Agent, except, if the First Lien Agent, on behalf of itself and the First Lien Creditors, seeks relief from the automatic stay to exercise its rights against the Collateral under and in accordance with this Agreement, then the Second Lien Agent, on behalf of itself and the Second Lien Creditors, may seek limited relief from the automatic stay to preserve its right to receive proceeds of Collateral payable to it and the Second Lien Creditors under and in accordance with this Agreement including, without limitation, Section 2.4 of this Agreement, or (v) opposing a motion by the First Lien Agent to lift the automatic stay.  The First Lien Creditors agree not to initiate or prosecute or join with any person to initiate or prosecute any claim, action or other proceeding challenging the enforceability, validity, priority or perfected status of any Liens on assets securing the Second Lien Obligations under the Second Lien Documents.

6.4           Invalidated Payments.  To the extent that the First Lien Creditors receive payments on the First Lien Obligations or proceeds of Collateral for application to the First Lien Obligations which are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any Bankruptcy Law, common law, equitable cause or otherwise (and whether as a result of any demand, settlement, litigation or otherwise) (each a “First Lien Avoidance”), then to the extent of such payment or proceeds received, such Obligations, or part thereof, intended to be satisfied by such payment or proceeds shall be revived and continue in full force and effect as if such payments or proceeds had not been received by the First Lien Creditors, and this Agreement, if theretofore terminated, shall be reinstated in full force and effect as of the date of such First Lien Avoidance, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the

Lien priorities and the relative rights and obligations of the First Lien Creditors and the Second Lien Creditors provided for herein with respect to any event occurring on or after the date of such First Lien Avoidance.  The Second Lien Creditors agree that none of them shall be entitled to benefit from any First Lien Avoidance, whether by preference or otherwise, it being understood and agreed that the benefit of such First Lien Avoidance otherwise allocable to them shall instead be allocated and turned over for application in accordance with the priorities set forth in this Agreement.

6.5           Payments.  In the event of any Insolvency Proceeding involving one or more Obligors, all proceeds of Collateral (including, without limitation, any Distribution which would otherwise, but for the terms hereof, be payable or deliverable in respect of the Second Lien Secured Claim) shall be paid or delivered directly to First Lien Agent (to be held and/or applied by First Lien Agent in accordance with the terms of the First Lien Documents) until all First Lien Obligations are Paid in Full (other than the Excluded First Lien Obligations) before any of the same shall be made to one or more of the Second Lien Creditors on account of any Second Lien Secured Claim, and each Second Lien Creditor irrevocably authorizes, empowers and directs any debtor, debtor in possession, receiver, trustee, liquidator, custodian, conservator or other Person having authority, to pay or otherwise deliver all such Distributions in respect of any Second Lien Secured Claim to the First Lien Agent; provided that the foregoing provision shall not apply to Distributions made in respect of the Second Lien Secured Claim pursuant to a plan of reorganization under the Bankruptcy Code with respect to such Obligors which has received the affirmative vote of all classes composed of the First Lien Creditors’ claims and which has been confirmed pursuant to a Final Order.  Each Second Lien Creditor also irrevocably authorizes and empowers the First Lien Agent, in the name of each Second Lien Creditor, to demand, sue for, collect and receive any and all such Distributions in respect of any Second Lien Secured Claim to which the First Lien Creditors are entitled hereunder.  In the event of any Distribution received by the Second Lien Creditors in respect of any Second Lien Deficiency, the Second Lien Creditors shall be entitled to retain such Distribution to the extent the same have been paid pursuant to a plan of reorganization which is confirmed pursuant to a Final Order regardless of whether such plan of reorganization has received the affirmative vote of all classes composed of the First Lien Creditors’ claims.

6.6           Separate Grants of Security and Separate Classification.  Each Second Lien Creditor acknowledges and agrees that (a) the grants of Liens pursuant to the First Lien Documents and the Second Lien Documents constitute two separate and distinct grants of Liens and (b) because of their differing rights in the Collateral, the Second Lien Secured Claims are fundamentally different from the First Lien Secured Claims and must be separately classified in any plan of reorganization proposed or adopted in an Insolvency Proceeding.  Each of the First Lien Creditors and Second Lien Creditors agree that, without the written consent of the other, they shall not seek to vote with the other as a single class in connection with any plan of reorganization or otherwise be treated as the same class of creditors in any Insolvency Proceeding and shall not oppose any pleading or motion by the other for the First Lien Creditors and the Second Lien Creditors to be treated as separate classes of creditors.  Notwithstanding the foregoing, if it is held that the Secured Claims of the First Lien Creditors and the Second Lien Creditors in respect of the Collateral constitute only one secured claim (rather than separate classes of senior and junior secured claims), then the Second Lien Creditors hereby acknowledge and agree that all distributions shall be made as if there were separate classes of senior and junior secured claims against the Obligors in respect of the Collateral, with the effect being that, to the extent that the aggregate value of the Collateral exceeds the amount of the First Lien Obligations, the First Lien Creditors shall be entitled to receive, in addition to amounts distributed to them in respect of principal, pre-petition interest and other claims, all amounts owing in respect of post-petition interest, and fees, costs and charges incurred subsequent to the commencement of the applicable Insolvency Proceeding before any distribution is made in respect of any of the claims held by the Second Lien Creditors.  The Second Lien Creditors hereby acknowledge and agree to turn over to the First Lien Creditors amounts otherwise received or receivable by them to the extent necessary to effectuate the intent of the preceding sentence, even if such turnover has the effect of reducing the claim or recovery of the Second Lien Creditors.

6.7           Rights as Unsecured Lenders.  In any Insolvency Proceeding, to the extent not prohibited by this Agreement, the Second Lien Creditors may take any action, file any pleading, appear in any proceeding and exercise rights and remedies whether as unsecured lenders or otherwise.  In any Insolvency Proceeding, to the extent not prohibited by this Agreement, the First Lien Creditors may take any action, file any pleading, appear in any proceeding and exercise rights and remedies whether as unsecured lenders or otherwise.  The Second Lien Creditors may vote on any plan of reorganization (including, without limitation, the right to vote to accept or reject any plan of partial or complete liquidation, reorganization, arrangement, composition or extension) to the extent not inconsistent with the terms of this Agreement (including, without limitation, Section 2.4).

Section 7.               Miscellaneous.

7.1           Termination.  Subject to Section 5.5, this Agreement shall terminate and be of no further force and effect upon the first to occur of the Payment in Full of (a) the First Lien Obligations or (b) the Second Lien Obligations.

7.2           Successors and Assigns; No Third Party Beneficiaries.

(a)           This Agreement shall be binding upon each Secured Creditor and its respective successors and assigns and shall inure to the benefit of each Secured Creditor and its respective successors, participants and assigns.  No other Person shall have or be entitled to assert rights or benefits hereunder.

(b)           Each Secured Creditor reserves the right to grant participations in, or otherwise sell, assign, transfer or negotiate all or any part of, or any interest in, their respective Obligations; provided that (i) no Secured Creditor shall be obligated to give any notices to or otherwise in any manner deal directly with any participant in the Obligations and no participant shall be entitled to any rights or benefits under this Agreement, except through the Secured Creditor with which it is a participant and (ii) as between any Secured Creditor and the Obligors, any such sale, assignment, transfer or negotiation shall be subject to any applicable restrictions in the relevant Document to which such Secured Creditor is a party.

(c)           In connection with any participation or other transfer or assignment, a Secured Creditor (i) may, subject to its respective Documents, disclose to such assignee, participant or other transferee or assignee all documents and information which such Secured

Creditor now or hereafter may have relating to any Obligor or the Collateral (and any documents and/or information so disclosed shall be subject to any other applicable confidentiality provisions in the Documents to which such Secured Creditor is a party) and (ii) shall disclose to such participant or other transferee or assignee the existence and terms and conditions of this Agreement.

7.3           Notices.  All notices and other communications provided for hereunder shall be in writing and shall be mailed, sent by overnight courier, telecopied or delivered, as follows:

(a)           if to First Lien Agent, to it at the following address:

General Electric Capital Corporation

2 Bethesda Metro Center

Suite 600

Bethesda, MD 20814

Attention: Portfolio Management Group

Fax: (301) 664-9890

With copies to:

General Electric Capital Corporation

2 Bethesda Metro Center

Suite 600

Bethesda, MD 20814

Attention:  Maryanne Courtney, Internal Counsel

Fax: (866) 358-1754

and

Vedder Price PC

222 North LaSalle Street

Chicago, Illinois 60601

Attention:  Thomas E. Schnur

Fax: (312) 609-5005

(b)           if to Second Lien Agent, to it at the following address:

Wilmington Trust FSB,

246 Goose Lane, Suite 105
Guilford, Connecticut 06437
Attention: Joseph P. O’Donnell
Fax: (203)453-1183

(c)           If to any Obligor, to it at the following address:

Oncure Medical Corp.
188 Inverness Drive West, Suite 650
Englewood, Colorado 80112
Attention:  Chief Executive Officer
Fax:  (303) 643-6560

with copy to:

Oncure Medical Corp.
18100 Von Karman Avenue, Suite 450
Irvine, California 92612
Attention: General Counsel
Fax:  (949) 863-8835

or, as to each party, at such other address as shall be designated by such party in a written notice to the other parties complying as to delivery with the terms of this Section 7.3.  All such notices and other communications shall be effective (i) if sent by registered mail, return receipt requested, when received or 3 Business Days after mailing, whichever first occurs, (ii) if telecopied, when transmitted and a confirmation is received, provided the same is on a Business Day and, if not, on the next Business Day or (iii) if delivered by messenger or overnight courier, upon delivery, provided the same is on a Business Day and, if not, on the next Business Day.

7.4           Counterparts.  This Agreement may be executed by the parties hereto in several counterparts, and each such counterpart shall be deemed to be an original and all of which shall constitute together but one and the same agreement.

7.5           GOVERNING LAW; CONSENT TO JURISDICTION AND VENUE.  THIS AGREEMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA, WITHOUT REGARD TO CHOICE OF LAW RULES TO THE EXTENT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.  EACH OF THE PARTIES HERETO HEREBY CONSENTS AND AGREES THAT THE STATE OR FEDERAL COURTS LOCATED IN NEW YORK, NEW YORK SHALL HAVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES AMONG THE PARTIES HERETO PERTAINING TO THIS AGREEMENT OR TO ANY MATTER ARISING OUT OF OR RELATING TO THIS AGREEMENT; PROVIDED THAT THE PARTIES HERETO ACKNOWLEDGE THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF NEW YORK, NEW YORK.  EACH OF THE PARTIES HERETO EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND EACH OF THE PARTIES HERETO HEREBY WAIVES ANY OBJECTION WHICH IT MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS.

7.6           MUTUAL WAIVER OF JURY TRIAL.  THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, BETWEEN THE PARTIES ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH, THIS AGREEMENT OR THE TRANSACTIONS RELATED THERETO.

7.7           Amendments.  No amendment or waiver of any provision of this Agreement, and no consent to any departure by any Person from the terms hereof, shall in any event be effective unless it is in writing and signed by the Second Lien Agent, with the consent of the Requisite Second Lien Creditors, and the First Lien Agent, with the consent of the Requisite First Lien Creditors; provided that, without the written consent of the Obligors, no amendment, waiver or consent will be effective if (1) it affects any Obligor’s direct obligations hereunder or (2) the effect of such amendment is to reduce the Maximum First Lien Principal Amount or Maximum Second Lien Principal Amount to an amount less than the amount determined under the definition thereof as originally in effect.  The First Lien Agent and Second Lien Agent shall sign amendments and waivers of the provisions, and consent for the departure by any Person from the terms, of this Agreement at the direction or with the consent of the Requisite First Lien Creditors or the Requisite Second Lien Creditors, respectively.  In making any determination as to whether the direction or consent of the Requisite First Lien Creditors or the Requisite Second Lien Creditors has been obtained for any purpose of this Agreement, the First Lien Agent and the Second Lien Agent may conclusively rely on a certificate of each First Lien Series Representative and Second Lien Series Representative, as applicable.  Except as provided in the first sentence of this Section 7.7, in no event shall the consent of any Obligor be required in connection with any amendment or waiver of any provision, or any consent for departure from the terms, of this Agreement.

7.8           No Waiver.  No failure or delay on the part of any Secured Creditor in exercising any power or right under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right.

7.9           Severability.  Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provisions in any other jurisdiction.

7.10         Further Assurances.  Each party hereto agrees to cooperate fully with each other party hereto to effectuate the intent and provisions of this Agreement and, from time to time, to execute and deliver any and all other agreements, documents or instruments, and to take such other actions, as may be reasonably necessary or desirable to effectuate the intent and provisions of this Agreement.

7.11         Headings.  The section headings contained in this Agreement are and shall be without meaning or content whatsoever and are not part of this Agreement.

7.12         Lien Priority Provisions.  This Agreement and the rights and benefits hereunder shall inure solely to the benefit of the First Lien Agent, the First Lien Creditors, the Second Lien Agent, and the Second Lien Creditors and their respective successors and permitted assigns and no other Person (including the Obligors or any trustee, receiver, debtor in possession or bankruptcy estate in a bankruptcy or like proceeding) shall have or be entitled to assert rights or benefits hereunder.  Nothing contained in this Agreement is intended to or shall impair the obligation of any Obligor to pay the Obligations as and when the same shall become due and payable in accordance with their respective terms, or to affect the relative rights of the lenders of any Obligor, other than the First Lien Agent, the First Lien Creditors, the Second Lien Agent, and the Second Lien Creditors as between themselves.

7.13         Credit Analysis.  No Secured Creditor shall be responsible for keeping any other Secured Creditor informed of (a) the financial condition of the Obligors and all other all endorsers, obligors and/or guarantors of the  Obligations and (b) all other circumstances bearing upon the risk of nonpayment of the Obligations.  No Secured Creditor shall have any duty to advise any other Secured Creditor of information known to it regarding such condition or any such other circumstances.  No Secured Creditor assumes any liability to any other Secured Creditor or to any other Person with respect to:  (i) the financial or other condition of Obligors under any instruments of guarantee with respect to the Obligations, (ii) the enforceability, validity, value or collectibility of the Obligations, any Collateral therefor or any guarantee or security which may have been granted in connection with any of the Obligations or (iii) any Obligor’s title or right to transfer any Collateral or security.

7.14         Waiver of Claims.  To the maximum extent permitted by law, each party hereto waives any claim it might have against any Secured Creditor with respect to, or arising out of, any action or failure to act or any error of judgment or negligence, mistake or oversight whatsoever on the part of any other party hereto or their respective directors, officers, employees or agents with respect to any exercise of rights or remedies under the Documents or any transaction relating to the Collateral in accordance with this Agreement.  None of the Secured Creditors, nor any of their respective directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or, except as specifically provided herein, shall be under any obligation to Dispose of any Collateral upon the request of any Obligor or any Secured Creditor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof.

7.15         Conflicts.  In the event of any conflict between the provisions of this Agreement and the provisions of the Documents, the provisions of this Agreement shall govern.

7.16         Specific Performance.  Each of First Lien Agent and Second Lien Agent may demand specific performance of this Agreement and, on behalf of itself and the respective other Secured Creditors, hereby irrevocably waives any defense based on the adequacy of a remedy at law and any other defense that might be asserted to bar the remedy of specific performance in any action which may be brought by the respective Secured Creditors.

7.17         Provisions Solely to Define Relative Rights.  The provisions of this Agreement are and are intended solely for the purpose of defining the relative rights of the Secured Creditors.  None of the Obligors or any other creditor thereof shall have any rights hereunder, and none of the Obligors may rely on the terms hereof.  Nothing in this Agreement is intended to or shall impair the obligations of Obligors, which are absolute and unconditional, to pay the First Lien Obligations and the Second Lien Obligations as and when the same shall become due and payable in accordance with their terms

7.18         Subrogation.  The Second Lien Agent and the other Second Lien Creditors hereby agree that until the First Lien Termination Date has occurred they will not assert any rights of subrogation it or they may acquire as a result of any payment hereunder; provided that as between the Obligors, on the one hand, and the Second Lien Creditors, on the other hand, any such payment that is paid over to the First Lien Agent pursuant to this Agreement shall be deemed not to reduce any of the Second Lien Obligation.

7.19         Entire Agreement.  This Agreement and the Documents embody the entire agreement of the Obligors, the First Lien Agent, the First Lien Creditors, the Second Lien Agent and the Second Lien Creditors with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings relating to the subject matter hereof and thereof and any draft agreements, negotiations and/or discussions involving any Obligor and any of the First Lien Agent, the First Lien Creditors, the Second Lien Agent and the Second Lien Creditors relating to the subject matter hereof.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

FIRST LIEN AGENT:	GENERAL ELECTRIC CAPITAL CORPORATION, as First Lien Agent

	By:	/s/ Brent Shepherd
Brent Shepherd
Duly Authorized Signatory

SECOND LIEN AGENT:	WILMINGTON TRUST FSB, as Trustee and Second Lien Agent

	By:	/s/ Joseph P. O’Donnell
	Name:	Joseph P. O’Donnell
	Title:	Vice President

Each of the undersigned hereby acknowledges and agrees to the foregoing terms and provisions.

BORROWERS:	ONCURE MEDICAL CORP., a Delaware corporation
FOUNTAIN VALLEY & ANAHEIM RADIATION ONCOLOGY CENTERS, INC., a California corporation
FROG ONCURE SOUTHSIDE, L.L.C., a Florida limited liability company
JAXPET, LLC, a Florida limited liability company
JAXPET/POSITECH, L.L.C.,
a Florida limited liability company
MANATEE RADIATION ONCOLOGY, INC., a Florida corporation
MICA FLO II, INC., a Delaware corporation
MISSION VIEJO RADIATION ONCOLOGY MEDICAL GROUP, INC., a California corporation
POINTE WEST ONCOLOGY, LLC,
a Delaware limited liability company
RADIATION ONCOLOGY SERVICES, LLC, a California limited liability company
U.S. CANCER CARE, INC.,
a Delaware corporation
USCC ACQUISITION CORP.,
a Delaware corporation
USCC FLORIDA ACQUISITION CORP., a Delaware corporation
USCC HEALTHCARE MANAGEMENT CORP., a California corporation

By	/s/ L. Duane Choate
L. Duane Choate
As President and Chief Executive Officer of each of the above entities and in such capacity, intending by this signature to legally bind each of the above entities

BORROWERS:	SARASOTA RADIATION & MEDICAL ONCOLOGY CENTER, INC., a Florida corporation
VENICE ONCOLOGY CENTER, INC., a Florida corporation
ENGLEWOOD ONCOLOGY, INC., a Florida corporation
CHARLOTTE COMMUNITY RADIATION ONCOLOGY, INC., a Florida corporation
INTERHEALTH FACILITY TRANSPORT, INC., a Florida corporation
SARASOTA COUNTY ONCOLOGY, INC., a Florida corporation
COASTAL ONCOLOGY, INC., a California corporation
SANTA CRUZ RADIATION ONCOLOGY MANAGEMENT CORP., a California corporation

By	/s/ L. Duane Choate
L. Duane Choate
As President and Chief Executive Officer of each of the above entities and in such capacity, intending by this signature to legally bind each of the above entities

OBLIGORS:	ONCURE HOLDINGS, INC., a Delaware corporation, as Holdings

	By	/s/ L. Duane Choate
L. Duane Choate
President and Chief Executive Officer

EXHIBIT A
to Intercreditor Agreement

[FORM OF]
INTERCREDITOR AGREEMENT JOINDER

The undersigned, [                                      ], a [                                      ], hereby agrees to become party as [First] [Second] Lien Series Representative under the Intercreditor Agreement dated as of May 13, 2010 (as amended, restated or otherwise modified from time to time, the “Intercreditor Agreement”; unless otherwise defined herein, each capitalized term used herein shall the meaning assigned to such term in the Intercreditor Agreement), among Oncure Medical Corp., a Delaware corporation (“Oncure”), the other Obligors from time to time party thereto, General Electric Capital Corporation, as the initial First Lien Agent and Trustee, as initial Second Lien Agent, for all purposes thereof on the terms set forth therein, and to be bound by the terms of the Intercreditor Agreement as fully as if the undersigned had executed and delivered the Intercreditor Agreement as of the date thereof.

The undersigned further agrees:

(a)           each Series of [First][Second] Lien Obligations will be and are secured equally and ratably by all [First][Second] Liens at any time granted by any Obligor to secure any Obligations in accordance with Section 2.14 of the Intercreditor Agreement in respect of a Series of [First][Second] Lien Obligations, whether or not upon property otherwise constituting collateral for a Series of [First][Second] Lien Obligations, and that all such [First][Second] Liens will be enforceable by the [First][Second] Lien Agent for the benefit of all holders of [First][Second] Lien Obligations;

(b)           the [First] [Second] Lien Creditors under the Credit Facility for which the undersigned is the [First] [Second] Series Representative (hereinafter, excluding the [First] [Second] Lien Agent in its capacity as such, the “Related Series Creditors”) have authorized the undersigned to act on their behalf and to enter into this Agreement and any separate intercreditor agreement to which the undersigned has or will become a party and are bound by the provisions of the Intercreditor Agreement, including the provisions relating to the ranking of [First][Second] Liens;

(c)           the undersigned will not (i) hold any Collateral in its possession (except through the [First][Second] Lien Agent as provided in the Intercreditor Agreement), (ii) seek to have its name indicated as a lienholder on any certificate of title (unless the undersigned is or becomes the [First][Second] Lien Agent) and (iii) take  any Enforcement Action except with the consent and at the direction of [First][Second] Lien Agent;

(d)           the undersigned  further irrevocably consents to the [First][Second] Lien Agent exercise of its powers and performance of its duties under the Intercreditor Agreement and, as they relate to the Collateral and its powers and obligations under the Intercreditor Agreement, the other [First][Second] Lien Documents, and all powers incidental thereto; and/or the undersigned  certifies that it has entered into a separate intercreditor agreement with the [First][Second] Lien Agent governing the relative rights of the holders of each Series of [First][Second] Lien Obligations in respect of the [First][Second] Lien Collateral;

(e)           notwithstanding the use of the defined term “[First] [Second] Lien Agent,” it is expressly understood and agreed that the [First] [Second] Lien Agent shall not have any fiduciary responsibilities to any Related Series Creditor by reason of the Intercreditor Agreement and that the [First] [Second] Lien Agent is merely acting as the representative of the Related Series Creditors with only those duties as are expressly set forth in the Intercreditor Agreement, and the undersigned, on behalf of each of the Related Series Creditors, agrees to assert no claim against the [First] [Second] Lien Agent on any agency theory or any other theory of liability for breach of fiduciary duty, all of which claims the undersigned, on behalf of each of the Related Series Creditors, waives;

(f)            the [First] [Second] Lien Agent shall have no implied duties to the Related Series Creditors, or any obligation to the Related Series Creditors to take any action under the Intercreditor Agreement or under any of the [First] [Second] Lien Documents, except any action specifically required by the Intercreditor Agreement to be taken by the [First] [Second] Lien Agent or directed by the Requisite [First] [Second] Lien Creditors in accordance with the terms of the Intercreditor Agreement;

(g)           the [First] [Second] Lien Agent shall not be obligated to take any such action (i) which is in conflict with any provisions of applicable law or of the Intercreditor Agreement or any [First] [Second] Lien Document or (ii) with respect to which the [First] [Second] Lien Agent, in its opinion, shall not have been provided adequate security and indemnity against the costs, expenses and liabilities that may be incurred by it as a result of compliance with such direction, and under no circumstances shall the [First] [Second] Lien Agent be liable for following the written direction of the Requisite [First] [Second] Lien Creditors;

(h)           the undersigned, on behalf of each of the Related Series Creditors, hereby agrees, promptly upon request by the [First] [Second] Lien Agent, to provide to the [First] [Second] Lien Agent in writing such information regarding the Obligations held by such Related Series Creditor as may be reasonably required by the [First] [Second] Lien Agent, and the undersigned, on behalf of each of the Related Series Creditors, shall notify the [First] [Second] Lien Agent in writing promptly following the repayment in full of all Obligations owing to such Related Series Creditors;

(i)            the [First] [Second] Lien Agent may execute any of its duties as the [First] [Second] Lien Agent under the Intercreditor Agreement and under any [First] [Second] Lien Document by or through employees, agents, and attorneys-in-fact and shall be entitled to rely on advice of counsel concerning any and all matters pertaining to the [First] [Second] Lien Agent’s powers and duties under the Intercreditor Agreement or under any [First] [Second] Lien Documents;

(j)            the [First] [Second] Lien Agent shall be entitled to rely upon any notice, consent, certificate, affidavit, letter, telegram, statement, paper or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and, in respect of legal matters, upon the opinion of counsel selected by the [First] [Second] Lien Agent, which may be employees of the [First] [Second] Lien Agent;

(k)           neither the [First] [Second] Lien Agent nor any of its directors, officers, affiliates, agents or employees shall be responsible for or have any duty to ascertain, inquire into, or verify (i) any statement, warranty or representation made by any Obligor or other Person in connection with any [First] [Second] Lien Document; (ii) the performance or observance of any of the covenants or agreements of any Obligor or other Person under any [First] [Second] Lien Document; (iii) the satisfaction or observance of any condition or covenant specified in any of the [First] [Second] Lien Documents; (iv) the existence or possible existence of any default or event of default under the [First] [Second] Lien Documents; (v) the validity, enforceability, effectiveness or genuineness of any [First] [Second] Lien Document or any other instrument or writing furnished in connection herewith; (vi) the validity, perfection or priority of any Lien created under any [First] [Second] Lien Document; or (vii) the financial condition of any Obligor or other Person; and

(l)            the undersigned, on behalf of each Related Series Creditors, agrees to reimburse and indemnify the [First] [Second] Lien Agent ratably in proportion to their respective pro rata shares of the [First ] [Second] Lien Obligations as of the date of any demand by the [First] [Second] Lien Agent with respect thereto (i) for any amounts not reimbursed by any Obligor under the [First] [Second] Lien Documents, (ii) for any other expenses incurred by the [First] [Second] Lien Agent, on behalf of the [First] [Second] Lien Creditors, in connection with the preservation or protection of the Collateral or the validity, perfection or priority of the [First] [Second] Lien Agent’s interest therein or the enforcement of the [First] [Second] Lien Documents and (iii) for any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the [First] [Second] Lien Agent in any way relating to or arising out of the Intercreditor Agreement, any [First] [Second] Lien Documents or any other document delivered in connection therewith or the transactions contemplated thereby, or the enforcement of any of the terms thereof or of any such other documents, provided that no Related Series Creditor shall be liable for any of the foregoing to the extent any of the foregoing is found in a final nonappealable judgment by a court of competent jurisdiction to have arisen solely from the gross negligence or willful misconduct of the [First] [Second] Lien Agent.  The agreements in this clause (l) shall survive the repayment of the Obligations and the termination of the other provisions of the Intercreditor Agreement.

Notices and other communications provided for in the Intercreditor Agreement shall be delivered by hand or by nationally recognized overnight courier service, mailed by certified or registered mail or sent by fax to the undersigned as follows:

[Address and Fax Number of undersigned].

IN WITNESS WHEREOF, the parties hereto have caused this Intercreditor Agreement Joinder to be executed by their respective officers or representatives as of                                      , 20      .

Undersigned:
By:
Name:
Title:

For purposes of Section 2.14 of the

Intercreditor Agreement, the [First Lien Agent][Second Lien Agent] hereby acknowledges and accepts this Intercreditor Agreement Joinder.

[First Lien Agent][Second Lien Agent]

By:
Name:
Title:

S-3